Exhibit 4.1
CONFORMED COPY

Dated
12 OCTOBER 2012
for
BINAN INVESTMENTS B.V.
as Borrower
and
BNP PARIBAS
FORTIS BANK SA/NV
ING BELGIUM NV/SA
J.P. MORGAN SECURITIES PLC
THE ROYAL BANK OF SCOTLAND PLC

as Mandated Lead Arrangers
and
CERTAIN BANKS AND FINANCIAL INSTITUTIONS
as Original lenders
and
FORTIS BANK SA/NV
ING BELGIUM NV/SA
J.P. MORGAN CHASE BANK NA, BRUSSELS BRANCH
THE ROYAL BANK OF SCOTLAND PLC, BELGIUM BRANCH
as Issuing Banks
with
BNP PARIBAS
acting as Facility Agent
BNP PARIBAS
acting as Security Agent

€925,000,000 FACILITY AGREEMENT

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TABLE OF CONTENTS (continued)

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THIS AGREEMENT is made on 12 October 2012 between the following parties:

(1)
BINAN INVESTMENTS B.V., having its seat (statutaire zetel) in Amsterdam, The Netherlands and its registered address at Boeingavenue 53, 1119PE Schiphol-Rijk, The Netherlands, registered with the Trade Register of the Chamber of Commerce under number 33256392 (the “Borrower”);

(2)
BNP PARIBAS, FORTIS BANK SA/NV, ING BELGIUM NV/SA, J.P. MORGAN SECURITIES PLC and THE ROYAL BANK OF SCOTLAND PLC as mandated lead arrangers (each, a “Mandated Lead Arranger” and together, the “Mandated Lead Arrangers”);

(3)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Original Lenders) as lenders (the “Original Lenders”);

(4)
FORTIS BANK SA/NV, ING BELGIUM NV/SA, J.P. MORGAN CHASE BANK NA, BRUSSELS BRANCH and THE ROYAL BANK OF SCOTLAND PLC, BELGIUM BRANCH as issuing banks (each, an “Issuing Bank” and together, the “Issuing Banks”);

(5)	BNP PARIBAS as agent of the other Finance Parties (the “Facility Agent”); and

(6)	BNP PARIBAS as security agent for the Secured Parties (the “Security Agent”).
IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATIONS

1.1	Definitions
“2007 Decree” means the Belgian Royal Decree of 27 April 2007 on public takeovers;
“Acquisition” means the acquisition by the Borrower of the Target Securities subject to the Offer;
“Additional Cost Rate” has the meaning given to it in Schedule 4 (Mandatory Cost Formula);
“Administrative Party” means each Mandated Lead Arranger, the Security Agent and the Facility Agent;
“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. Notwithstanding the foregoing, in relation to The Royal Bank of Scotland plc, the term “Affiliate” shall not include (i) the UK government or any member or instrumentality thereof, including Her Majesty’s Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof) or (ii) any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including Her Majesty’s Treasury and UK Financial Investments Limited) and which are not part of The Royal Bank of Scotland Group plc and its subsidiaries or subsidiary undertakings.

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“Amount” means in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower for that Loan as adjusted to reflect any repayment, prepayment, consolidation or division of a Loan;
“Assignment Agreement” means an agreement substantially in the form set out in Schedule 6 (Form of Assignment Agreement) with such amendments as the Facility Agent may approve or reasonably require;
“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration;
“Availability Period” means the period from and including the date of this Agreement to and including the date falling one week prior to the Initial Maturity Date;
“Available Commitment” means a Lender’s Commitment under the Facility minus (subject as set out below):

(a)	the Amount of its participation in any outstanding Loans; and

(b)	in relation to any proposed Loan, the Amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date.
For the purposes of calculating a Lender’s Available Commitment in relation to any proposed Loan, that Lender’s participation in any Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date shall not be deducted from a Lender’s Commitment;
“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment in respect of the Facility;
“Belgian Financial Collateral Law” means the Belgian law of 15 December 2004 on financial collateral, as amended from time to time;
“Break Costs” means the amount (if any) by which:

(a)
the interest (excluding the Margin and Mandatory Costs) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period;

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“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Paris, Brussels and Amsterdam which is also a TARGET Day;
“Capitalised Interest” has the meaning given to that term in Clause 12.2 (Payment of interest);
“Certain Funds Period” means the period commencing on the date of this Agreement and ending on the earlier of:

(a)	the last day of the Availability Period;

(b)	the date on which the Borrower announces that the Offer is withdrawn or terminated in accordance with all applicable laws; and

(c)	the Final Settlement Date;
“Certain Funds Utilisation” means a Loan made or to be made under the Facility during the Certain Funds Period for one of the purposes set out in paragraph (a) of Clause 3.1(Purpose);
“Charged Property” means all of the assets of the Borrower which from time to time are, or are expressed to be, the subject of the Transaction Security;
“Commitment” means:

(a)	for an Original Lender, the amount set opposite its name in Schedule 1 (The Original Lenders) under the heading “Commitments” and the amount of any other Commitment it acquires; and

(b)	for any other Lender, the amount of any Commitment it acquires, to the extent not cancelled, transferred or reduced under this Agreement;
“Company Affiliate” means the Borrower and each other Affiliate of the Borrower, any trust of which the Borrower or any of its Affiliates is a trustee, any partnership of which the Borrower or any of its Affiliates is a partner and any trust, fund or other entity which is managed by, or is under the control of, the Borrower or any of its Affiliates;
“Company Affiliate Lender” means any Company Affiliate that is a Lender;
“Confidentiality Undertaking” means a confidentiality undertaking substantially in the relevant recommended form of the LMA or in any other form agreed between the Borrower and the Facility Agent;
“Constitutional Documents” means in respect of any person, memorandum and articles of association, partnership agreement or other document pursuant to which it is incorporated or organised;
“Default” means an event which is, or after notice or passage of time or both would be, an Event of Default;

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“Disruption Event” means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted;
“Dutch Civil Code” means the Burgerlijk Wetboek;
“EURIBOR” means, in relation to any Loan in Euro:

(a)	the applicable Screen Rate; or

(b)
(if no Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period for that Loan and, if the resulting rate is below zero, EURIBOR will be deemed to be zero;
“Euro” or “€” means the single currency of the Participating Member States;
“Event of Default” means any event or circumstance specified as such in Clause 24 (Events of Default);
“Facility” means the term loan facility made available under this Agreement as described in Clause 2.1 (The Term Facility);
“Facility Office” means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement;
“Fee Letter” means:

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(a)	any letter or letters between any Administrative Party and the Borrower setting out any of the fees referred to in Clause 15 (Fees); and

(b)	any agreement setting out fees payable to a Finance Party under any other Finance Document;
“Final Settlement Date” means the latest Settlement Date that applies with respect to the Offer;
“Finance Document” means this Agreement, any Fee Letter, any Transfer Certificate, any Assignment Agreement, the Target Securities Pledge Agreement, any Utilisation Request, any Selection Notice and any other document designated as a Finance Document by the Facility Agent and the Borrower;
“Finance Party” means a Lender, an Issuing Bank or an Administrative Party;
“Financial Indebtedness” means any indebtedness for or in respect of:

(i)	moneys borrowed and debit balances at banks;

(ii)	any acceptance credit (including any dematerialised equivalent);

(iii)	any bond, note, debenture, loan stock or other similar instrument;

(iv)	receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis);

(v)
the acquisition cost of any asset to the extent payable after its acquisition or possession by the party liable where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

(vi)	any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

(vii)	any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

(viii)	any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in the above paragraphs, provided that indebtedness in connection with the Offer which has been cash-collateralised shall not be regarded as Financial Indebtedness to the extent so cash collateralised and any indebtedness which is in the nature of equity (other than redeemable shares) shall not be regarded as Financial Indebtedness.
“FSMA” means the Financial Services and Markets Authority of Belgium;
“Fund” means a fund that invests in loans;

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“GAAP” means generally accepted accounting principles in the jurisdiction of incorporation of the Borrower including IFRS;
“Group” means the Borrower and its Subsidiaries;
“Group Structure Chart” means the group structure chart in the agreed form;
“Holdco” means the Borrower and Target;
“Holding Company” means, in relation to a company, corporation or partnership, any other company, corporation or partnership in respect of which it is a Subsidiary;
“IFRS” means the international financial reporting standards formulated by the International Accounting Standards Board and its predecessors as in effect on the date of this Agreement;
“Initial Maturity Date” means the date falling six months after the date of this Agreement;
“Insolvency Event” means:

(a)
in relation to the Borrower, the Borrower is declared bankrupt (failliet) or is subject to a preliminary or definitieve moratorium (in voorlopige of definitieve surseance van betaling gaan) pursuant to the Dutch Bankruptcy Act (Faillissementswet); and

(b)
in relation to the Target, the Target is declared bankrupt (failliet) pursuant to the Belgian Bankruptcy Act of 8 August 1997 or is subject to a judicial reorganisation (gerechtelijke reorganisatie) under the Belgian Law of 31 January 2009 on the continuity of enterprises;

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 13 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 12.3 (Default interest);
“Legal Opinions” means the legal opinions set out in Schedule 2 (Conditions Precedent);
“Legal Reservations” means:

(a)
the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)
the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of the jurisdiction of incorporation of the Borrower; and

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(d)	any other qualifications and limitations in respect of any applicable law in force as set out in the Legal Opinions;
“Lender” means:

(a)	any Original Lender; and

(b)	any other bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 25 (Changes to the Finance Parties), which in each case has not ceased to be a Party in accordance with the terms of this Agreement;
“Liberty Global Europe Inc.” means:

(a)	Liberty Global Europe Inc. a company organised under the laws of the State of Delaware; and

(b)	if the entity referred to in (a) above:

(i)	consolidates with or merges with any other person or persons; or

(ii)	directly or indirectly, sells, leases, conveys or transfers all or substantially all of its assets to any other person or persons, the successor person formed by such consolidation or into which such entity is merged or to which such conveyance, transfer or lease is made;
“Liberty Global Europe Ltd.” means Liberty Global Europe Limited, a private company limited by shares incorporated and registered in England and Wales with company number 03422231 whose registered office is at Michelin House, 81 Fulham Road, London SW3 6RD;
“LMA” means the Loan Market Association;
“Loan” means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement or the principal amount outstanding of that borrowing;
“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to that reduction) and not taking into account any Commitments in relation to which a prepayment notice has been served in accordance with Clause 9 (Illegality, Voluntary Repayment and Cancellation);
“Mandatory Cost” means the percentage rate per annum calculated by the Facility Agent in accordance with Schedule 4 (Mandatory Cost Formula);
“Margin” means 2.00 per cent.;

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“Material Adverse Effect” means any event or circumstance which has a material adverse effect on the ability of the Borrower to perform its payment obligations under any Finance Document;
“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.
The above rules will only apply to the last Month of any period. “Monthly” shall be construed accordingly;
“New Lender” has the meaning given to that term in Clause 25.1 (Assignments and Transfers by the Lenders);
“Non-Recourse Subsidiary” has the meaning given to that term in the Target Facility Agreement;
“Offer” means the voluntary and conditional offer under the Relevant Takeover Laws for the Target Securities made or to be made by the Borrower on the terms and conditions set out in the Offer Document, as that offer may from time to time be amended, extended or revised as permitted under this Agreement and any subsequent offer or subsequent Squeeze-Out permitted in accordance with the terms of this Agreement;
“Offer Certificate” means each of the certificates as to the certainty of funds in respect of the Offer to be issued (if so requested by the Borrower) to the FSMA by the Issuing Banks pursuant to the terms of this Agreement and article 3, 2° of the 2007 Decree, substantially in the form of Schedule 8 (Form of Offer Certificate) or in such other form requested by the Borrower and acceptable to the Issuing Banks (each, acting reasonably);
“Offer Certificate Maximum Amount” means the amount of each Issuing Bank’s (or its Affiliate’s) Commitment in its capacity as Lender.
“Offer Certificate Request” means a notice substantially in the relevant from set out in Schedule 9 (Offer Certificate Request);
“Offer Costs” means all fees, costs and expenses properly incurred by the Borrower in connection with, or incidental to, an Offer, the Acquisition and their financing or the reimbursement of such fees, costs and expenses paid in cash by the Borrower;

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“Offer Document” means the offer prospectus (as referred to in Article 24 of the 2007 Decree) containing the terms and conditions of the Offer to be issued to the holders of the Target Securities, which has been or will be approved by the FSMA, together with any supplements or addendum thereto;
“Original Financial Statements” means:

(a)	in relation to the Borrower, its financial statements for the financial year ended 2011 and the nine months ended 30 September 2012;

(b)
in relation to the Target Group, the audited consolidated financial statements of the Target Group for the financial year ended 2011 and the unaudited consolidated financial statements of the Target Group for the six months ended 30 June 2012;

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union;
“Party” means a party to this Agreement;
“Paying Agent” means an eligible institution appointed by the Borrower in Belgium for the purpose of collecting and centralising acceptances of the Offer and the payment of amounts in respect of the Target Securities to be purchased or cancelled and, in case a Squeeze-Out is made, for the purpose of paying amounts in respect of the Target Securities which are subject to the Squeeze-Out;
“Quotation Day” means, in relation to any period for which interest is to be determined, two TARGET Days (or if the proposed Utilisation Date is a date falling less than two Business Days from the date of a Utilisation Request, one TARGET Day) before the first day of that period;
“Reference Banks” means in relation to EURIBOR, Fortis Bank SA/NV, The Royal Bank of Scotland PLC, Belgian branch, ING Belgium NV/SA and J.P. Morgan Securities plc, or their respective affiliates or such other banks as may be appointed by the Facility Agent in consultation with the Borrower;
“Related Fund” means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is administered or managed by (a) that Lender, (b) any Affiliate of that Lender or (c) the same investment adviser (or an Affiliate of that investment adviser) that administers or manages that Lender;
“Relevant Interbank Market” means in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market;
“Relevant Takeover Laws” means the 2007 Decree, the Belgian law of 1 April 2007 on public takeover bids and any other laws and regulations in Belgium to the extent applicable and material in the context of the Offer, each as in force from time to time;

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“Repeating Representations” means each of the representations set out in Clause 21 (Representations) other than those representations which are expressly stated to not be Repeating Representations;
“Restricted Person” means any Affiliate of the Borrower (other than a member of the Group);
“Screen Rate” means in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period displayed on the appropriate page of the Reuters screen.
If the agreed page is replaced or service ceases to be available, the Facility Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders;
“Secured Liabilities” has the meaning given to such term in the Target Securities Pledge Agreement;
“Secured Parties” means each Finance Party from time to time;
“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;
“Security Agent’s Spot Rate of Exchange” means, in respect of the conversion of one currency (the “First Currency”) into another currency (the “Second Currency”) the Security Agent’s spot rate of exchange for the purchase of the Second Currency with the First Currency in the London foreign exchange market at or about 11.00am (London time) on a particular day, which shall be notified by the Security Agent in accordance with paragraph (e) of Clause 28.3 (Duties of the Security Agent);
“Sell-Out” means a sell-out pursuant to article 44 of the 2007 Decree;
“Selection Notice” means a notice substantially in the form set out in Part 2 of Schedule 3 (Requests) given in accordance with Clause 13 (Interest Periods);
“Settlement Date” means each date on which the Borrower pays the amounts payable pursuant to the terms of the Offer for the Target Securities tendered under the Offer or transferred pursuant to Squeeze-Out or a Sell-Out, pursuant to (as the case may be) articles 34, 36, 43 and/or 44 of the 2007 Decree, to an account of the Paying Agent or (as the case may be) directly to the relevant clearing system;
“Specified Time” means a time determined in accordance with Schedule 7 (Timetables);
“Squeeze-Out” means a squeeze-out pursuant to articles 42 and 43 of the 2007 Decree;
“Subordinated Shareholder Loan” means any loan from a shareholder of the Borrower to the Borrower which is subordinated to the Facility on terms satisfactory to the Majority Lenders;

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“Subsidiary” means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership and “control” for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise;
“Target” means Telenet Group Holding NV;
“TARGET Day” means any day on which TARGET2 is open or the settlement of payments in Euro;
“Target Facility Agreement “means the €2,300,000,000 facilities agreement dated 1 August 2007 (as amended from time to time) between, among others, the Borrowers (as defined therein), certain of its subsidiaries as guarantors, Toronto Dominion (Texas) LLC as facility agent and KBC Bank NV as security agent;
“Target Group” means the Target and its Subsidiaries (other than the Non-Recourse Subsidiaries);
“Target Securities” means all the shares and warrants issued by the Target not already owned by the Borrower or any of its Affiliates (including the Target), including any shares of the Target issued or to be issued whilst the Offer remains open for acceptance;
“Target Securities Pledge Agreement” means the Belgian law securities pledge granted by the Borrower for the benefit of the Secured Parties on or about the date of this Agreement over the securities issued by the Target and held by the Borrower on the date of this Agreement or acquired by the Borrower during and as a result of the Offer;
“TARGET2” means Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007;
“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);
“Termination Date” means, subject to Clause 7 (Extension Option), the Initial Maturity Date;
“Total Commitments” means the aggregate of the Commitments of all the Lenders, being €925,000,000 as at the date of this Agreement;
“Transaction Security” means the Security created or expressed to be created in favour of the Security Agent pursuant to the Target Securities Pledge Agreement;
“Transfer Certificate” means a certificate substantially in one of the forms set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrower;
“Transfer Date” means, in relation to an assignment or transfer, the later of:

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(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate;
“Unpaid Sum” means any sum due and payable but unpaid by the Borrower under the Finance Documents;
“Utilisation Date” means the date of a Loan, being the date on which the relevant Loan is to be made;
“Utilisation Request” means a notice substantially in the relevant form set out in Schedule 3 (Requests);
“VAT” means

(a)
value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature imposed in compliance with the Council Directive 2006/112/EC on the common system of value added tax as implemented by a member state of the European Union; and

(b)
any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)
the “Facility Agent”, the “Mandated Lead Arrangers”, any “Finance Party”, any “Lender”, the “Borrower”, any “Party”, any “Secured Party”, the “Security Agent”, the “Issuing Banks” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)
a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Borrower and the Facility Agent or, if not so agreed, is in the form specified by the Facility Agent acting reasonably;

(iii)	“assets” includes present and future properties, revenues and rights of every description;

(iv)
a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated (however fundamentally) and shall include any confirmation thereof;

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(v)
“guarantee” means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vi)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)
a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(viii)
a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(ix)	a provision of law is a reference to that provision as amended or re-enacted; and

(x)	a time of day is, unless otherwise specified, a reference to London time.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default is “continuing” if it has not been remedied or waived.

(e)	A reference to on a consolidated basis means consolidated in accordance with IFRS as applied in the preparation of the Original Financial Statements.

(f)	In the event of a conflict between the terms of this Agreement and the other Finance Documents, the terms of this Agreement shall prevail.

1.3	Third party rights

(a)
Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of this Agreement.

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(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.4	Dutch terms
In this Agreement, a reference to:

(a)	a “necessary action to authorise” where applicable, includes without limitation:

(i)	any action required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden); and

(ii)	obtaining an unconditional positive advice (advies) from the competent works council(s);

(b)
a “security interest” includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht);

(c)	a “winding-up”, “administration” or “dissolution” includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden);

(d)	a “moratorium” includes surseance van betaling and a “moratorium is declared” or “occurs” includes surseance verleend;

(e)
any “step” or “procedure” taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990);

(f)	a “trustee” in bankruptcy includes a curator;

(g)	an “administrator” includes a bewindvoerder; and

(h)	an “attachment” includes a beslag.

1.5	Belgian terms
In this Agreement, where it relates to a Belgian entity, a reference to:

(a)	moratorium or composition includes a minnelijk akkoord met schuldeisers and gerechtelijke reorganisatie, as applicable; and

(b)	winding up, administration, bankruptcy or dissolution includes vereffening, ontbinding, faillissement and sluiting van een onderneming.

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2.	THE FACILITY

2.1	The Term Facility
Subject to the terms of this Agreement, the Lenders make available to the Borrower a term loan facility in an aggregate amount equal to the Total Commitments.

2.2	Finance Parties’ rights and obligations

(a)
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Borrower shall be a separate and independent debt.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.	PURPOSE

3.1	Purpose
The Borrower shall apply all amounts borrowed by it under the Facility towards:

(a)	funding the consideration payable by the Borrower for the Target Securities acquired pursuant to the Offer; and

(b)
upon written confirmation by the Borrower to the Facility Agent that it no longer requires to use the proceeds of the Facility for the purposes of paragraph (a) above, funding the payment of Offer Costs.

3.2	Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent
The Borrower may not deliver a Utilisation Request or request for an Offer Certificate pursuant to Clause 5.1 (Delivery of a request for an Offer Certificate) unless the Facility Agent has received (or waived receipt of) all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent acting reasonably. The Facility Agent shall notify the Borrower promptly upon being so satisfied.

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4.2	Utilisations during the Certain Funds Period

(a)
Subject to Clause 4.1 (Initial conditions precedent), during the Certain Funds Period, the Lenders will only be obliged to comply with Clause 6.4 (Lenders’ participation) in relation to a Certain Funds Utilisation if, on the date of the Utilisation Request and on the proposed Utilisation Date, no change of control (as defined in Clause 10.1 (Change of Control)) has occurred.

(b)
During the Certain Funds Period (save in circumstances where, pursuant to paragraph (a) above, a Lender is not obliged to comply with Clause 6.4 (Lenders’ participation) and subject as provided in Clause 9.1 (Illegality)), none of the Finance Parties shall be entitled to:

(i)	cancel any of its Commitments to the extent to do so would prevent or limit the making of a Certain Funds Utilisation;

(ii)
rescind, terminate or cancel this Agreement or the Facility or exercise any similar right or remedy or make or enforce any claim under the Finance Documents it may have to the extent to do so would prevent or limit the making of a Certain Funds Utilisation;

(iii)	refuse to participate in the making of a Certain Funds Utilisation;

(iv)	exercise any right of set-off or counterclaim in respect of a Loan to the extent to do so would prevent or limit the making of a Certain Funds Utilisation; or

(v)
cancel, accelerate or cause repayment or prepayment of any amounts owing under this Agreement or under any other Finance Document to the extent to do so would prevent or limit the making of a Certain Funds Utilisation, provided that immediately upon the expiry of the Certain Funds Period all such rights, remedies and entitlements shall be available to the Finance Parties notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

5.	OFFER CERTIFICATES

5.1	Delivery of a request for an Offer Certificate

(a)
During the Availability Period, the Borrower may, if it gives the Facility Agent not less than one Business Day’s notice, request one or more Offer Certificates to be issued by each Issuing Bank by delivering to each Issuing Bank an Offer Certificate Request in each case in an amount pro-rata to the Issuing Banks’ respective Offer Certificate Maximum Amount hereunder and in any event not exceeding the amount of each Issuing Bank’s Offer Certificate Maximum Amount.

(b)	An Offer Certificate Request is irrevocable and will not be regarded as having been duly given unless:

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(i)	it specifies that it is for an Offer Certificate;

(ii)	the proposed issue date for the Offer Certificate is a Business Day within the Availability Period;

(iii)	the delivery instructions for the Offer Certificate are specified in the request; and

(iv)
the aggregate amount of the proposed Offer Certificate(s) must be an amount in euro which (when taken together with all other Offer Certificates issued by the Issuing Banks) is not more than the aggregate Available Facility and (when taken together with all other Offer Certificates issued by any individual Issuing Bank) does not exceed the Offer Certificate Maximum Amount for that Issuing Bank.

5.2	Issue of the Offer Certificates

(a)	The Facility Agent shall promptly notify each Issuing Bank of the details of the requested Offer Certificates and the amount of its participation in each such Offer Certificate.

(b)	If the conditions set out in this Agreement have been met, the Issuing Banks shall issue the Offer Certificate(s) on the relevant proposed issue date.

(c)
Subject to Clause 4.1 (Initial conditions precedent), any Issuing Bank will not be obliged to comply with paragraph (a) above, if on the date of the request for an Offer Certificate or on the proposed issue date a change of control (as defined in Clause 10.1 (Change of Control)) has occurred.

(d)	The Borrower must file each Offer Certificate issued, or procure that each such Offer Certificate is filed, as required by the FSMA promptly upon issue.

6.	UTILISATION – LOANS

6.1	Delivery of a Utilisation Request
A Borrower may utilise the Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

6.2	Completion of a Utilisation Request for Loans

(a)	Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	the currency and amount of the Loan comply with Clause 6.3 (Currency, amount and maximum number of Loans); and

(iii)	the proposed Interest Period complies with Clause 13 (Interest Periods).

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(b)	Only one Loan may be requested in each Utilisation Request.

6.3	Currency, amount and maximum number of Loans

(a)	The currency specified in a Utilisation Request for a Loan must be euro.

(b)	The amount of the proposed Loan must be a minimum of €2,000,000 (or equivalent) or, if less, the Available Facility.

(c)	The Borrower may not deliver a Utilisation Request if as a result of the proposed Loan more than 10 Loans would be outstanding.

6.4	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)	No Lender is obliged to participate in a Loan if, as a result:

(i)	its share in the Loans would exceed its Commitment; or

(ii)	the Loans would exceed the Total Commitments.

(d)	The Facility Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan by the Specified Time.

7.	EXTENSION OPTION

(a)
The Borrower may by notice to the Facility Agent (the “Extension Request”) not more than 60 days and not less than one week before the Initial Maturity Date, request that the Termination Date be extended for a further period of three months from the date of the Initial Maturity Date.

(b)	The Facility Agent must promptly notify the Lenders of any Extension Request.

(c)
If the Borrower provides a notice under paragraph (a) above, the Termination Date will be extended for three months only, provided that, on the date of the Extension Request and on the Initial Maturity Date, no Event of Default is then continuing.

(d)	The Extension Request is irrevocable.

8.	REPAYMENT
The Borrower must repay the aggregate Loans in full on the Termination Date.

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9.	ILLEGALITY, VOLUNTARY REPAYMENT AND CANCELLATION

9.1	Illegality
If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Loan:

(a)	that Lender, shall promptly notify the Facility Agent upon becoming aware of that event;

(b)	upon the Facility Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

(c)
the Borrower must repay that Lender’s participation in the Loans on the last day of the Interest Period for each Loan occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law).

9.2	Voluntary prepayment of Loans
A Borrower may, if it gives the Facility Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan (but if in part, being an amount that reduces the Amount of the Loan by a minimum amount of €1,000,000). Such prepayment shall be applied pro rata against all outstanding Loans.

9.3	Right of cancellation and repayment in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by the Borrower is required to be increased under paragraph (c) of Clause 16.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Borrower under Clause 16.3 (Tax indemnity) or Clause 17.1 (Increased costs);
the Borrower may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans.

(b)	On receipt of a notice referred to in paragraph (a) above in relation to a Lender, the Commitment of that Lender shall immediately be reduced to zero.

(c)
On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Borrower in that notice), the Borrower must repay that Lender's participation in that Loan together with all interest and other amounts accrued under the Finance Documents.

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9.4	Automatic Cancellation
The unutilised amount of the Facility at the end of the Availability Period shall be automatically cancelled.

9.5	Voluntary cancellation
The Borrower may, if it gives the Facility Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of €1,000,000) of the Available Facility. Any cancellation under this Clause 9.5 shall reduce the Commitments of the Lenders rateably under the Facility.

10.	MANDATORY PREPAYMENT

10.1	Change of Control

(a)	For the purposes of this Clause 10.1:
a “change of control” occurs if: (i) any person or group of persons (other than a Permitted Holder or Permitted Holders and other than through a Permitted Holder) becomes the beneficial owner of a majority of the aggregate voting power of all outstanding shares of the Borrower or otherwise controls the Borrower; (ii) no Permitted Holder controls (directly or indirectly) the Borrower or (iii) the Borrower ceases to be the beneficial owner of a majority or the aggregate voting power of all outstanding shares of the Target or otherwise ceases to control (directly or indirectly) the Target.
“control” means the power of a person:

(i)	by means of the holding of shares or the possession of voting power in or in relation to any other person; or

(ii)	by virtue of any powers conferred by the articles of association or other documents regulating any other person, to direct or cause the direction of the management and policies of that other person;
“Permitted Holder” means any of the following:

(i)	Liberty Global Europe Inc.;

(ii)	in the event of a Spin-Off, the Spin Parent and any Subsidiary of the Spin Parent; and

(iii)	each Subsidiary of Liberty Global Europe Inc.;
“Spin-Off” means a transaction by which all outstanding ordinary shares of the Borrower or any of its Holding Companies directly or indirectly owned by Liberty Global, Inc. are distributed to all of Liberty Global, Inc.’s shareholders in proportion to such shareholders’ holdings in Liberty Global, Inc. at the time

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of such transaction either directly or indirectly through the distribution of shares in a company holding such Borrower shares or, such Holding Company’s shares; and
“Spin Parent” means the company the shares of which are distributed to the shareholders of Liberty Global, Inc. pursuant to the Spin-Off.

(b)	The Borrower must promptly notify the Facility Agent if it becomes aware of any change of control.

(c)	After a change of control, if the Majority Lenders so require, the Facility Agent must, by notice to the Borrower:

(i)	cancel the Total Commitments; and

(ii)
declare all outstanding Loans, together with accrued interest and all other amounts accrued under the Finance Documents, to be due and payable on a date not less than 30 days after the date of that notice.

(d)	Any such notice will take effect in accordance with its terms.

10.2	Mandatory prepayment from Debt Proceeds and Distribution Proceeds

(a)	The Borrower shall:

(i)	within 10 Business Days of receipt of any Debt Proceeds, prepay, or procure the prepayment of, the Facility in full; and

(ii)
within 10 Business Days of receipt of any Distribution Proceeds, prepay, or procure the prepayment of, an amount of the Facility equal to the amount of those Distribution Proceeds. The amount of such Distribution Proceeds shall be applied pro rata against all outstanding Loans.

(b)	For the purposes of paragraph (a) above:

(i)
"Debt Proceeds" means the net cash proceeds of any Financial Indebtedness (other than Financial Indebtedness arising under the Finance Documents or under any Subordinated Shareholder Loans) incurred or raised by the Borrower; and

(ii)
"Distribution Proceeds" means any amounts received by the Borrower or any of its direct or indirect shareholders from the Target or any of its Subsidiaries and/or any other Subsidiary of the Borrower by way of:

(A)
any direct or indirect distribution, dividend or other payment on account of any class of the Target's or that Subsidiary's share capital or capital stock or other securities (including by way of the redemption, buy-back, repurchase, repayment or cancellation of such share capital, capital stock or other securities);

(B)	any payment of principal of, or interest on, any loan; or

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(C)	any transfer of assets, loan or other payment of any kind whatsoever.

11.	RESTRICTIONS

11.1	Notices of Cancellation or Prepayment
Any notice of cancellation or prepayment given by any Party under Clause 9 (Illegality, Voluntary Repayment and Cancellation) or Clause 10 (Mandatory Prepayment) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

11.2	Interest and other amounts
Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

11.3	Reborrowing of Facility
No Borrower may re-borrow any part of the Facility which is repaid or prepaid.

11.4	Prepayment in accordance with Agreement
No Borrower shall repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

11.5	No reinstatement of Commitments
No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

11.6	Agent’s receipt of Notices
If the Facility Agent receives a notice under Clause 9 (Illegality, Voluntary Repayment and Cancellation) or Clause 10 (Mandatory Prepayment) it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

12.	INTEREST

12.1	Calculation of interest
The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin;

(b)	EURIBOR; and

(c)	Mandatory Cost, if any.

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12.2	Payment of interest

(a)
The Borrower may, in its sole discretion, pay all interest accrued on each Loan at the rate applicable to that Loan for each Interest Period under this Clause 12.2 (Payment of interest) at the end of the relevant Interest Period.

(b)
All interest accrued on each Loan at the rate applicable to that Loan for each Interest Period under this Clause 12.2 (Payment of interest) to the extent not paid by the Borrower in accordance with paragraph (a) above (the Capitalised Interest) will, at the end of each Interest Period, be capitalised and added to the outstanding principal amount of that Loan and will subsequently be treated for all purposes of this Agreement as part of the principal amount of that Loan. All such amounts of Capitalised Interest must, subject to Clause 9 (Illegality, Voluntary Repayment and Cancellation) and Clause 10 (Mandatory Prepayment), be repaid in full on the Termination Date.

(c)
Interest accruing but not yet capitalised shall become immediately payable if, during the relevant Interest Period, all amounts due in respect of a Loan have become immediately due and payable under Clause 24.15 (Acceleration) or that Loan is repaid or paid in full in accordance with Clause 9 Illegality, Voluntary Repayment and Cancellation) or Clause 10 (Mandatory Prepayment).

(d)
If part of a Loan is repaid or prepaid in accordance with Clause 9 Illegality, Voluntary Repayment and Cancellation) or Clause 10 (Mandatory Prepayment), Capitalised Interest which has accrued but has not yet been capitalised at the date of that repayment or prepayment on that repaid or prepaid amount shall be paid at the same time as that repayment or prepayment.

12.3	Default interest

(a)
If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 2 per cent. higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably). Any interest accruing under this Clause 12.3 shall be immediately payable by the Borrower on demand by the Facility Agent.

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

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(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be 2 per cent. higher than the rate which would have applied if the overdue amount had not become due.

(c)
Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

12.4	Notification of rates of interest
The Facility Agent shall promptly notify the relevant Lenders and the relevant Borrower (or the Borrower) of the determination of a rate of interest under this Agreement.

13.	INTEREST PERIODS

13.1	Selection of Interest Periods

(a)	The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

(b)	Each Selection Notice for a Loan is irrevocable and must be delivered to the Facility Agent by the Borrower not later than the Specified Time.

(c)	If a Borrower fails to deliver a Selection Notice to the Facility Agent in accordance with paragraph (b) above, the relevant Interest Period will be one Month.

(d)
Subject to this Clause 13, the Borrower may select an Interest Period of one, two, three or six Months or any other period agreed between the Borrower and the Facility Agent (acting on the instructions of all the Lenders).

(e)	An Interest Period for a Loan shall not extend beyond the Termination Date.

(f)	Each Interest Period for a Loan shall start on the Utilisation Date.

13.2	Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

14.	CHANGES TO THE CALCULATION OF INTEREST

14.1	Absence of quotations
Subject to Clause 14.2 (Market disruption), if EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

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14.2	Market disruption

(a)
If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

(i)	the Margin;

(ii)
the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(iii)	the Mandatory Cost, if any, applicable to that Lender’s participation in the Loan.

(b)	In this Agreement “Market Disruption Event” means:

(i)
at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine EURIBOR for the relevant currency and Interest Period; or

(ii)
before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of EURIBOR.

14.3	Alternative basis of interest or funding

(a)
If a Market Disruption Event occurs and the Facility Agent or the Borrower so requires, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

14.4	Break Costs

(a)
Each Borrower shall, within three Business Days of demand by a Finance Party (acting through the Facility Agent), pay to that Finance Party its Break Costs (if any) attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

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15.	FEES

15.1	Commitment fee

(a)
The Borrower shall pay to the Facility Agent (for the account of each Lender) a fee in euro computed at the rate of 0.50 per cent. per annum (or such other rate as the Lenders and the Borrower agree) on that Lender’s Available Commitment.

(b)	The commitment fee will begin accruing from the earlier of:

(i)	the first date on which an Offer Certificate is issued; and

(ii)	the date falling 14 days after the date of this Agreement.
The Commitment Fee:

(i)	accrued as at (and including) the Initial Maturity Date shall be payable on the Initial Maturity Date; and

(ii)	accrued from (but excluding) the Initial Maturity Date to the Termination Date, if any, shall be payable on the Termination Date;
unless, in each case, the Facility is prepaid in full and cancelled prior to the Initial Maturity Date or, as applicable, the Termination Date, in which case the Commitment Fee shall be payable on the date on which the Facility is prepaid in full and cancelled.

15.2	Arrangement fee
The Borrower shall pay to the Mandated Lead Arrangers an arrangement fee in the amount and at the times agreed in a Fee Letter.

15.3	Facility Agent fee
The Borrower shall pay to the Facility Agent an agency fee in the amount and at the times agreed in a Fee Letter.

16.	TAX GROSS-UP AND INDEMNITIES

16.1	Definitions
In this Agreement:
“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.
“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

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“Tax Payment” means either the increase in a payment made by the Borrower to a Finance Party under Clause 16.2 (Tax gross-up) or a payment under Clause 16.3 (Tax indemnity).
Unless a contrary indication appears, in this Clause 16 a reference to “determines” or “determined” means a determination made in the discretion of the person making the determination acting reasonably and in good faith.

16.2	Tax gross-up

(a)	The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law or by a binding decision of a tax authority or court.

(b)
The Borrower shall promptly upon becoming aware that the Borrower must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrower.

(c)
If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
If the Borrower is required to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)
In the case of a deduction or withholding made by the Borrower, the Borrower shall furnish, if reasonably possible, to the Facility Agent on behalf of the Finance Party concerned, within the period for payment permitted by the relevant law, either:

(i)	an official receipt of the relevant taxation or other authorities involved in respect of all amounts so deducted or withheld; or

(ii)
if such receipts are not issued by the taxation or other authorities concerned on payment to them of amounts so deducted or withheld, a certificate of deduction or equivalent evidence of the relevant deduction or withholding.

16.3	Tax indemnity

(a)
The Borrower shall (within ten Business Days of written demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party reasonably determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a payment of the Borrower. The Protected Party shall

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within five Business Days’ of request by the Borrower provide to the Borrower reasonable written details explaining the loss, liability or cost and the calculation of the amount claimed by the Protected Party.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost is compensated for by an increased payment under Clause 16.2 (Tax gross-up).

(c)
A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Borrower.

(d)	A Protected Party shall, on receiving a payment from the Borrower under this Clause 16.3, notify the Facility Agent.

16.4	Tax Credit
If and to the extent that the Borrower pays any additional amount under Clause 16.2 (Tax gross-up) or Clause 16.3 (Tax indemnity) and any Finance Party receives and retains the benefit of a refund of Tax or credit against Tax on its overall net income which is identified by the Finance Party as attributable to the tax that was withheld or deducted (a “Tax Credit”), then that Finance Party shall reimburse to the Borrower such amount as it shall determine so as to leave that Finance Party after that reimbursement, in no better or worse position than it would have been in if payment of the relevant additional amount had not been required. Each Finance Party shall have absolute discretion as to whether to claim any Tax Credit and, if it does so claim, the extent, order and manner in which it does so and which reliefs and credits are to be regarded as used for these purposes. Such reimbursement shall be made as soon as reasonably practicable after such Finance Party shall have made any such determination. No Finance Party shall be obliged to disclose any information regarding its tax affairs or computations to the Borrower.

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16.5	Stamp taxes
The Borrower shall pay and, within 10 Business Days of demand, indemnify each Secured Party and Mandated Lead Arrangers against any cost, loss or liability that Secured Party or Mandated Lead Arrangers incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document save for any such Taxes payable in respect of an assignment of transfer of a Lender’s interests in respect of a Finance Document.

16.6	Value added tax

(a)
All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT and no Party shall exercise any potential option for waiving a VAT exemption. Subject to paragraph (b) below, if VAT is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT, unless the VAT charge is caused by the Finance Party’s option to waive a VAT exemption, and in either case concurrently against the issue of an appropriate invoice.

(b)
If VAT is chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) in connection with a Finance Document, and any Party other than the Recipient (the “Subject Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration), (i) if the Supplier is required to account for the VAT, the Subject Party must also pay to the Supplier and, (ii) if the Recipient is required to account for the VAT the Subject Party must pay to the Recipient, (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. Where paragraph (i) applies, the Recipient must promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of the VAT chargeable on that supply. Where paragraph (ii) applies, the Subject Party must only pay to the Recipient an amount equal to the amount of such VAT to the extent that the Recipient reasonably determines that it is not entitled to a credit or repayment from the relevant tax authority in respect of that VAT.

(c)
Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of the VAT.

(d)
Any reference in this Clause 16.6 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the

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representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994 or in the relevant legislation of any jurisdiction having implemented Council Directive 2006/112/EC on the common system of value added tax).

(e)
If VAT is chargeable on any supply made by a Finance Party to any Party under a Finance Document and if reasonably requested by the Finance Party, that Party must give the Finance Party details of its VAT registration number and any other information as is reasonably requested in connection with the Finance Party’s reporting requirements for the supply and at such time that the Finance Party may reasonably request it.

Where a Borrower is required to make a payment under paragraph (b) above, such amount shall not become due until the Borrower has received a formal invoice detailing the amount to be paid.

16.7	Tax Administration Formalities
The Finance Parties and the Borrower shall co-operate in good faith in completing any procedural steps (including, but not limited to, giving any required confirmation or providing any relevant information) necessary for the Borrower to make payments to the Finance Party without any withholding or deduction for any Taxes. In particular, the Borrower agrees to provide such information in respect of itself as may be reasonably requested by the Finance Parties in writing in order for the Finance Parties to comply with any administrative formalities required for the Finance Parties to be exempt from withholding or deduction for any Taxes under any applicable international treaty.
Similarly, each Finance Party undertakes to provide any tax certificate or other document as may be reasonably requested by the Borrower in writing in order for the Borrower to be exempt from withholding or deduction for any Taxes under any applicable international treaty.

17.	INCREASED COSTS

17.1	Increased costs

(a)
Subject to Clause 17.3 (Exceptions) the Borrower shall, within 10 Business Days of a written demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(b)	In this Agreement “Increased Costs” means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

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(iii)	a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

17.2	Increased cost claims

(a)
A Finance Party intending to make a claim pursuant to Clause 17.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrower.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

17.3	Exceptions

(a)	Clause 17.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by the Borrower;

(ii)
compensated for by Clause 16.3 (Tax indemnity) (or would have been compensated for under Clause 16.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 16.3 (Tax indemnity) applied);

(iii)	compensated for by the payment of the Mandatory Cost;

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(v)
attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision (“BCBS”) in June 2004 in the form existing on the date of this Agreement but excluding any amendment taking account of or incorporating any measure from the Basel III Framework (“Basel II”) or any other law or regulation which implements Basel II (whether such implementations, application or compliance is by a government, regulator, Finance Party or any of its Affiliates, but for the avoidance of doubt this exception does not apply to Basel III Costs).

(b)	In this Clause 17.3 (Exceptions),

(i)	“Basel III Costs” means any Increased Cost which is attributable to or results from the implementation or application of, or compliance with, any of

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the changes designed to strengthen any capital standards or introduce minimum liquidity or other requirements referenced in the Basel III Framework and additional to Increased Costs arising under Basel II;

(ii)
“Basel III Framework” means: (a) the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; (b) the rules for global systematically important banks contained in “Global systematically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended supplemented or restated; and (c) and any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”; and

(iii)	reference to a “Tax Deduction” has the same meaning given to the term in Clause 16.1 (Definitions).

18.	OTHER INDEMNITIES

18.1	Currency indemnity

(a)
If any sum due from the Borrower under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against the Borrower; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, the Borrower shall as an independent obligation, within three Business Days of demand, indemnify the Mandated Lead Arrangers and each other Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

18.2	Other indemnities
The Borrower shall within three Business Days of demand, indemnify the Mandated Lead Arrangers and each other Secured Party against any cost, loss or liability incurred by it as a result of:

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(a)	the occurrence of any Event of Default;

(b)
a failure by the Borrower to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 31 (Sharing among the Finance Parties) or as a result of a Lender making a payment in respect of all or part of the Borrower’s liability under Clause 18.5 (Indemnity to the Issuing Banks) (and, for the avoidance of doubt, only in respect of the amount which could be claimed from the Borrower under Clause 18.5 (Indemnity to the Issuing Banks));

(c)
funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower; or

(e)	acting as Issuing Bank.

18.3	Indemnity to the Facility Agent
The Borrower shall within three Business Days of demand indemnify the Facility Agent against any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

18.4	Indemnity to the Security Agent

(a)	The Borrower shall within three Business Days of demand indemnify the Security Agent (for its own account) against any cost, loss or liability incurred by it as a result of:

(i)	the taking, holding, protection or enforcement of the Transaction Security,

(ii)	the exercise of any of the rights, powers, discretions and remedies vested in it by the Finance Documents or by law; and

(iii)	any default by the Borrower in the performance of any of the obligations expressed to be assumed by it in the Finance Documents.

(b)
The Security Agent may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 18.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

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18.5	Indemnity to the Issuing Banks

(a)
The Borrower shall within three Business Days of demand to be made by the relevant Issuing Bank through the Facility Agent indemnify each Issuing Bank against any cost, loss or liability incurred by such Issuing Bank (otherwise than by reason of such Issuing Bank’s gross negligence or wilful misconduct) in acting as an Issuing Bank under, or making any payment in respect of, an Offer Certificate issued upon request of the Borrower.

(b)
The obligations of the Borrower under this Clause 18.5 will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause (without limitation and whether or not known to it or any other person) including:

(i)	any time, waiver or consent granted to, or composition with, the Borrower, any beneficiary under an Offer Certificate or any other person;

(ii)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Borrower, any beneficiary under an Offer Certificate or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security (if any);

(iii)
any incapacity or lack of power, authority or legal personality of or dissolution or change in the shareholders or status of the Borrower, any beneficiary under an Offer Certificate or any other person;

(iv)
any amendment, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document, any Offer Certificate or any other document or security including, without limitation, any change in the purpose of, any extension of, or any increase in, any Facility or the addition of any new facility under any Finance Document or other document;

(v)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Offer Certificate or any other document or security; or

(vi)	any insolvency or similar proceedings.

(c)	The Borrower shall not be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 18.5 (Indemnity to the Issuing Banks).

18.6	Offer Certificate Loss Sharing

(a)
If the Borrower fails to indemnify or reimburse any Issuing Bank under Clause 18.5 (Indemnity to the Issuing Banks), the Lenders shall make payments (each a “Reimbursement Payment”) to that Issuing Bank

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(through the Facility Agent) in accordance with this Clause 18.6 to the extent necessary to ensure that:

(i)	the Loss (as defined below) of that Issuing Bank is (to the extent possible in accordance with this Clause 18.6) reimbursed in full; and

(ii)	the Total Reimbursed Amount (as defined below) is shared by each Lender in its Relevant Proportion (as defined below).

(b)
On receiving notice of any default by the Borrower referred to in paragraph (a) above (from an Issuing Bank or otherwise), the Facility Agent shall notify each Lender and each Issuing Bank promptly of such default.

(c)
Within five Business Days of the date of any notice from the Facility Agent referred to in paragraph (b) above (the “Default Notice Date”), each Issuing Bank shall provide the Facility Agent with written details of all (if any) amounts owing by the Borrower to it under Clause 18.5 (Indemnity to the Issuing Banks) as at the Default Notice Date, in respect of which it has not been reimbursed, indemnified or repaid by the Borrower or any other Lender (such amount, being that Issuing Bank's “Loss” which, for the avoidance of doubt, does not include any loss or liability incurred by that Issuing Bank by reason of its gross negligence or wilful misconduct).

(d)
The calculation of Loss in accordance with paragraph (c) above will carried out on the Default Notice Date and, unless each Issuing Bank agrees otherwise, repeated by the Facility Agent at monthly intervals following the Default Notice Date (each a “Test Date”).

(e)
Promptly following each Test Date, the Facility Agent shall aggregate the amount of each Issuing Bank's Loss (the aggregate amount for all Issuing Banks in respect of each Test Date being the “Total Loss” and the amount of such Total Loss that is reimbursed or required to be reimbursed by the Lenders in accordance with this Clause being the “Total Reimbursed Amount”).

(f)
The Facility Agent shall promptly notify the amount of the Total Loss to each Lender and each Issuing Bank. Subject to paragraph (h) below, each Lender agrees to make Reimbursement Payments to the extent necessary to ensure that:

(i)	the Loss of each such Issuing Bank is (to the extent possible in accordance with this Clause 18.6) reimbursed in full; and

(ii)
the Total Reimbursed Amount is shared by each Lender in the proportion which its Commitment bears to the aggregate Commitments of all the Lenders as at the relevant Test Date (the “Relevant Proportion”).

(g)
Each Issuing Bank agrees (to the extent that, by operation of this Clause 18.6, it is not possible for the Total Loss to be reimbursed in full) to share the Total Loss equally and shall make such balancing payments (each a

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“Balancing Payment”) to the other Issuing Banks (through the Facility Agent) as the Facility Agent may notify that Issuing Bank as are required in order to achieve such equal sharing of the Total Loss.

(h)	Notwithstanding anything to the contrary in this Agreement, the Lenders and Issuing Banks agree that:

(i)
no Lender will be required to make a Reimbursement Payment under this Clause 18.6 to the extent that the amount of such Reimbursement Payment would, when aggregated with all other Reimbursement Payments made by that Lender under this Clause 18.6 and its participation in any Loans that are outstanding, exceed that Lender's Commitment; and

(ii)
no Issuing Bank will be required to make a Balancing Payment under this Clause 18.6 to the extent that the amount of such Balancing Payment would, when aggregated with the net amount of all other Balancing Payments made (or received) by that Issuing Bank under this Clause 18.6 and any of its Loss which has not been reimbursed in accordance with this Clause, exceed that Issuing Bank's Maximum Offer Certificate Amount.

19.	MITIGATION BY THE LENDERS

19.1	Mitigation

(a)
Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 9.1 (Illegality), Clause 16 (Tax Gross-Up and Indemnities) or Clause 17 (Increased Costs) or paragraph 3 of Schedule 4 (Mandatory Cost Formula) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of the Borrower under the Finance Documents.

19.2	Limitation of liability

(a)	The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 19.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 19.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

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20.	COSTS AND EXPENSES

20.1	Transaction expenses
The Borrower shall, subject to any caps as agreed between the parties, promptly pay the Facility Agent, the Mandated Lead Arrangers, the Issuing Banks and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security and any other Finance Document;

(b)	any other Finance Documents executed after the date of this Agreement.

20.2	Amendment costs
If the Borrower requests an amendment, waiver or consent the Borrower shall, within 10 Business Days of demand, reimburse each of the Facility Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Facility Agent and the Security Agent in responding to, evaluating, negotiating or complying with that request or requirement.

20.3	Security Agent’s ongoing costs

(a)
In the event of (i) a Default or (ii) the Security Agent, acting reasonably, considering it necessary or expedient or (iii) the Security Agent being requested by the Borrower or the Majority Lenders to undertake duties which the Security Agent and the Borrower agree to be of an exceptional nature and/or outside the scope of the normal duties of the Security Agent under the Finance Documents, the Borrower shall pay to the Security Agent any additional remuneration that may be agreed between them.

(b)
If the Security Agent and the Borrower fail to agree upon the nature of the duties or upon any additional remuneration, that dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Borrower or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrower) and the determination of any investment bank shall be final and binding upon the parties to this Agreement.

20.4	Enforcement and preservation costs
The Borrower shall, within three Business Days of demand, pay to the Mandated Lead Arrangers and each other Secured Party the amount of all costs and expenses (including legal and accountants fees) incurred by it in connection with the investigation of any Default, the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent or any other Secured Party as a

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consequence of taking or holding the Transaction Security or enforcing or preserving these rights.

21.	REPRESENTATIONS

21.1	General
The Borrower makes the representations and warranties set out in this Clause 21 to each Finance Party.

21.2	Status

(a)	It is a limited liability company, duly incorporated or, as the case may be, established and validly existing under the law of its jurisdiction of incorporation or establishment.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

21.3	Binding obligations
Subject to the Legal Reservations:

(a)	the obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid and binding obligations and are enforceable in accordance with the terms thereof; and

(b)
(without limiting the generality of paragraph (a) above), the Target Securities Pledge Agreement creates the security interests which it purports to create and those security interests are, save as provided for in Clause 21.6 (Validity and admissibility in evidence) valid, effective and enforceable.

21.4	Non-conflict with other obligations
The execution and delivery by it of the Finance Documents to which it is a party, and its performance of the transactions contemplated thereby and by the Offer, will not violate:

(a)	in any material respect, any law or regulation or official judgment or decree applicable to it;

(b)	in any material respect, its Constitutional Documents; or

(c)	any agreement or instrument binding upon it or any of its assets, save, in the case of paragraph (c) above, where such conflict could not reasonably be expected to cause a Material Adverse Effect.

21.5	Power and authority

(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the

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Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents and the Offer.

(b)	No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

21.6	Validity and admissibility in evidence

(a)	All material Authorisations required:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(ii)	to make the Finance Documents to which it is a party admissible in evidence, have been obtained or effected and are in full force and effect, save for any registration, filing or notification in relation to the security constituted by the Target Securities Pledge Agreement which will be made promptly after execution of that document and in any event within applicable time limits and subject to any relevant reservations and qualifications contained in the Legal Opinions.

(b)
All Authorisations necessary for (i) the conduct of the business, trade and ordinary activities of the Borrower and (ii) its entry into the transactions contemplated by the Offer have, or will have on or prior to the first Utilisation Date, been obtained or effected and are or will be on or prior to the first Utilisation Date, in full force and effect if failure to obtain or effect those Authorisations has or could reasonably be expected to have a Material Adverse Effect.

21.7	Governing law and enforcement

(a)
Subject to the Legal Reservations, the choice of English law, or as the case may be Belgian law, as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

(b)	Subject to the Legal Reservations, any judgment obtained in England or Belgium in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

21.8	Insolvency
No Insolvency Event has occurred in relation to any Holdco. This is not a Repeating Representation.

21.9	No filing or stamp taxes
Under the laws of its jurisdiction of incorporation, it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on

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or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except any filing, recording, notarising or enrolling or any tax or fee payable in relation to a Finance Document that is referred to in any Legal Opinion which will be made or paid promptly after the date of the relevant Finance Document. This is not a Repeating Representation.

21.10	Original Financial Statements

(a)	The Original Financial Statements delivered to the Facility Agent:

(i)
present a true and fair view (in the case of audited financial statements) or fairly present (in the case of unaudited financial statements) the financial position of, as applicable, the Target Group as at the date to which they were drawn up; and

(ii)	have been prepared in all material respects in accordance with IFRS.
Subject to paragraph (b) of Clause 21.20 (Times when representations made), this is not a Repeating Representation

(b)
There has been no change in the consolidated financial position of the Target Group since the date of the Original Financial Statements or, as applicable, the latest quarterly financial statements of the Target Group which would or is reasonably likely to have a Material Adverse Effect.

21.11	No misleading information
To the best of its knowledge after due and careful enquiry, all written information provided pursuant to Clause 22.5(c) (Information: miscellaneous) and all material written information provided to a Finance Party by or on behalf of the Borrower or any of its Affiliates in connection with it, the Offer and/or the Target Group is accurate and not misleading in any material respect and all projections provided in writing to any Finance Party have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied.

21.12	Taxation

(a)
It is not materially overdue in the filing of any Tax returns required to be filed by it and it is not overdue in the payment of any amount in respect of Tax other than where it is contesting in good faith the obligation to pay such Tax and such Tax has been adequately provided for, save where, in each case, any such failure so to do would not, or would not be reasonably likely to have, a Material Adverse Effect. This is not a Repeating Representation.

(b)
No material claims or investigations are being, or are reasonably likely to be, made or conducted against it with respect to Taxes such that a liability of, or claim against it, is reasonably likely to have a Material Adverse Effect. This is not a Repeating Representation.

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21.13	Ranking

(a)	The Transaction Security has or will have first ranking priority and it is not subject and will not be subject to any prior ranking or pari passu ranking Security.

(b)	The payment obligations under the Finance Documents will rank at least pari passu with the claims of all its other present and future unsecured creditors. This is not a Repeating Representation.

21.14	Legal and beneficial ownership
It is the sole legal and beneficial owner of the respective assets over which it purports to grant Security.

21.15	Shares
The shares or equity interests in the Target which are subject to the Transaction Security are fully paid, represent all of the shares or equity interests in the Target held by the Borrower and not subject to any option to purchase or similar rights. Subject to any mandatory applicable law and as more specifically set out in the Legal Opinions, the Constitutional Documents of the Target do not restrict or inhibit any transfer of those shares or equity interests, or the voting rights attaching thereto, on creation or enforcement of the Transaction Security. There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital (including any option or right of pre-emption or conversion) of the Borrower or the Target.

21.16	Group Structure Chart / ownership

(a)
The Group Structure Chart will, when delivered to the Facility Agent pursuant to Schedule 2 (Conditions Precedent)) be true, complete and accurate in all material respects. This is not a Repeating Representation.

(b)	All of the shares or equity interests in the Target indirectly held by Liberty Global Inc. and its Subsidiaries are directly held by the Borrower. This is not a Repeating Representation.

21.17	Holding Company

(a)
Except as may arise under the prospectus (as referred to in Article 24 of the 2007 Decree) and for Offer Costs, before the first Utilisation Date of this Agreement, the Borrower has not traded or incurred any liabilities or commitments (actual or contingent, present or future) other than acting as a holding company of the Target.

(b)	No Security exists over all or any of the present or future assets of the Borrower other than as permitted by this Agreement. This is not a Repeating Representation.

(c)	The Borrower has no Financial Indebtedness outstanding other than as permitted by this Agreement. This is not a Repeating Representation.

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21.18	The Offer

(a)	The prospectus (as referred to in Article 24 of the 2007 Decree) for the Offer contains all the material terms of the Offer.

(b)	The Offer Document does not contain any untrue statement of a material fact by any member of the Group nor omit any information which makes any statement misleading in any material respect.

(c)
To the best of the Borrower’s knowledge and belief, any expressions of expectation, intention, belief and opinion contained in the Offer Document were honestly made after reasonable consideration by the Borrower.

21.19	No Event of Default

(a)
No Event of Default has occurred and is continuing or will result from the entry into, or the performance of, any transaction contemplated by, any Finance Document. This is not a Repeating Representation.

(b)
The Borrower is not in default under, and has not breached, any law, regulation or agreement to which it is subject, except for a default which will not have a Material Adverse Effect. This is not a Repeating Representation.

21.20	Times when representations made

(a)
All the representations and warranties in this Clause 21 are made by the Borrower on the date of this Agreement and on the initial Utilisation Date except where a representation is expressed to be given at a specific date (in which case it shall be made on such date).

(b)
The Repeating Representations (except, save as set out below, for Clauses 21.10 (Original Financial Statements), 21.11 (No Misleading information) and 21.18 (The Offer)) are deemed to be made by the Borrower on the date of each Utilisation Request, on each Utilisation Date and on the first day of each Interest Period. Upon delivery or availability on the Target’s website of subsequent financial statements under Clause 22.1 (Financial Statements), Clause 21.10(a) shall be a Repeating Representation, however references therein to the Original Financial Statements shall be construed as references to subsequently delivered financial statements.

(c)
The Repeating Representations set out in Clauses 21.10 (Original Financial Statements), 21.11 (No Misleading information) and 21.18 (The Offer) are deemed to be made by the Borrower on the date on which the information referred to in such Clauses is delivered or, as applicable, made available on the Target’s website, by reference to the facts and circumstances existing on the relevant date.

(d)
Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

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22.	INFORMATION UNDERTAKINGS

22.1	Financial statements

(a)	Unless such information is already available on the Target’s website, the Borrower must, on request, supply to the Facility Agent in sufficient copies for all the Lenders:

(i)	the Target’s audited consolidated financial statements for each of its financial years; and

(ii)	(once it ceases to be publicly listed) the Target’s unaudited quarterly consolidated management accounts for each of its financial quarters in each of its financial years.

(b)	All financial statements must be supplied as soon as they are available and:

(i)	in the case of the audited consolidated financial statements, within 150 days; and

(ii)	in the case of the quarterly interim financial statements, within 60 days, of the end of the relevant financial period.

22.2	Form of financial statements

(a)
The Borrower must ensure that each set of financial statements supplied under this Agreement gives (if audited) a true and fair view of, or (if unaudited) fairly represents, its financial condition (consolidated or otherwise) as at the date to which those financial statements were drawn up.

(b)	The Borrower must notify the Facility Agent of any change to the manner in which the consolidated financial statements of the Target are prepared.

(c)	If requested by the Facility Agent, the Borrower must supply to the Facility Agent a full description of any change notified under paragraph (b) above.

22.3	“Know your client” checks
If:

(a)	(i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(i)	any change in the status of the Borrower or the composition of the shareholders of the Borrower after the date of this Agreement; or

(ii)	a proposed assignment by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment,

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obliges the Facility Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your client” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Facility Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied with the results of all necessary “know your client” or other checks in relation to any relevant person pursuant to the transactions contemplated in the Finance Documents.

(b)
Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied with the results of all necessary “know your client” or other checks on Lenders or prospective new Lenders pursuant to the transactions contemplated in the Finance Documents.

22.4	Notification of default

(a)	The Borrower shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)
Promptly upon a request by the Facility Agent, the Borrower shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

22.5	Information: miscellaneous
The Borrower shall supply to the Facility Agent:

(a)	at the same time as they are dispatched, copies of all documents dispatched by the Borrower to its shareholders generally (or any class of them);

(b)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect;

(c)	such other material information regarding the Group and which is in the possession or control of the Borrower as the Facility Agent may from time to time reasonably request; and

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(d)	promptly upon becoming aware of it, details of any event or circumstance constituting a Default under, and as defined in, the Target Facility Agreement.
Nothing in this Agreement shall prohibit or limit the Borrower to make any U.S. securities law filing.

23.	GENERAL UNDERTAKINGS
The undertakings and covenants in this Clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

23.1	Authorisations
The Borrower shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	and if so requested, supply certified copies to the Facility Agent of, any material Authorisation required to:

(i)	enable it to perform its obligations under the Finance Documents and the Finance Documents to which it is a party;

(ii)	ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document or the Finance Documents to which it is a party; and

(iii)	carry on its business as a holding company as permitted by this Agreement where failure to do so has or is reasonably likely to have a Material Adverse Effect.

23.2	Compliance with laws
The Borrower shall comply with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

23.3	Taxation
The Borrower shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(a)	such payment is being contested in good faith;

(b)	adequate reserves are being maintained for those Taxes which have been disclosed in its latest financial statements delivered to the Facility Agent under this Agreement; and

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(c)	such failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

23.4	Holding Company
Save for any transaction entered into with a member of the Group:

(a)	The Borrower shall not trade, carry on any business, own any material assets or incur any material liabilities except for:

(i)	the provision of administrative services (excluding treasury services) to other members of the Group of a type customarily provided by a holding company to its Subsidiaries;

(ii)	ownership of shares in the Target, ownership of credit balances in bank accounts and ownership of the Collateral Account under the Target Securities Pledge Agreement;

(iii)
the performance of any action or step to be taken or the incurrence of any liability under or in connection with the Finance Documents and Offer Documents to which it is a party and professional fees and administration costs in the ordinary course of business as a holding company; and

(iv)	any liabilities under Subordinated Shareholder Loans.

(b)
Other than pursuant to the Offer, the Borrower shall not make any acquisition, whether by one or a series of transactions, (including, without limitation, by purchase, subscription or otherwise) of all or any part of the share capital or equivalent of any company or other person (including, without limitation, any partnership or joint venture) or any asset or assets of any company or other person (including, without limitation, any partnership or joint venture) constituting a business or separate line of business of that company or other person.

(c)	The Borrower shall not enter into any amalgamation, demerger, merger or consolidation.

(d)	The Borrower will not permit any Security Interest to subsist, arise or be created or extended over all or any part of its present or future undertakings, assets, rights or revenues other than:

(i)	the Transaction Security;

(ii)
any liens arising in the ordinary course of business by way of contract which secure indebtedness under any agreement for the supply of goods or services in respect of which payment is not deferred for more than 180 days (or 360 days if such deferral is in accordance with the terms pursuant to which the relevant goods were acquired or services were provided);

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(iii)
any Security Interest imposed by any taxation or governmental authority in respect of amounts which are being contested in good faith and not yet payable and for which adequate reserves have been set aside in the accounts of the Borrower in respect of the same in accordance with GAAP;

(iv)
any Security Interest arising under clause 24 or clause 25 of the general terms and conditions (algemene bankvoorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) or any similar term applied by a financial institution in the Netherlands pursuant to its general terms and conditions;

(v)	any Security Interest in favour of any bank incurred in relation to any cash management arrangements; and

(vi)	rights of set-off arising in the ordinary course of business.

(e)
Other than pursuant to the Transaction Security, the Borrower will not sell, transfer, lend or otherwise dispose of or cease to exercise direct control over any part of its present or future undertaking, assets (including, without limitation, the Target Shares held by the Borrower), rights or revenues whether by one or a series of transactions related or not.

(f)	Except for the incurrence of Offer Costs, the Borrower shall not enter into any transaction with any person except on arm's length terms and for fair market value.

(g)	The Borrower will not make any loans, grant any credit or give any guarantee, to or for the benefit of, or enter into any transaction having the effect of lending money to, any person.

(h)	The Borrower will not make (whether in cash, securities, property or otherwise):

(i)	any direct or indirect distribution, dividend or other payment on account of any class of its share capital or capital stock or other securities;

(ii)	any payment of principal of, or interest on, any loan; or

(iii)	any transfer of assets, loan or other payment,
in each case, to or to the order of any Restricted Person.

(i)
Other than Financial Indebtedness arising under the Finance Documents or under any Subordinated Shareholder Loans, the Borrower will not create, incur or otherwise permit to be outstanding any Financial Indebtedness, unless the net cash proceeds of such Financial Indebtedness are used to prepay the Facility in accordance with Clause 10.2 (Mandatory prepayment from Debt Proceeds and Distribution Proceeds)

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(p)	The Borrower will not reduce its capital or purchase or redeem any class of its shares or any other ownership interest in it.

23.5	Pari passu ranking
The Borrower will procure that its payment obligations under the Finance Documents do and will rank at least pari passu with all the claims of its other present and future unsecured and unsubordinated creditors (save for those obligations mandatorily preferred by applicable law applying to companies generally).

23.6	Amendments
The Borrower will not amend the Constitutional Documents of the Target in any way which would, or is reasonably likely to, materially adversely affect (in terms of value, enforceability or otherwise) any pledge over the securities of the Target granted pursuant to the Target Securities Pledge Agreement.

23.7	Centre of main interests and establishments
The Borrower shall not:

(a)
move its centre of main interest (as that term is used in Article 3(1) of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”) from that of its jurisdiction of incorporation; or

(b)	have an “establishment” (as that term is used in Article 2(h) of the Regulations) in any jurisdiction other than its jurisdiction of incorporation.

23.8	Offer Undertakings

(a)	The Borrower shall deliver to the Facility Agent in sufficient copies for all the Lenders, if requested, copies of all amendments to the Offer or Offer Documents as soon as effective.

(b)	The Borrower shall, and the Borrower shall procure that each member of the Target Group will, comply in all material respects with all provisions of the Relevant Takeover Laws.

(c)
The Borrower shall provide the Facility Agent with such information in relation to the Offer as any Finance Party (through the Facility Agent) may reasonably request, save to the extent that the provision of such information to the Facility Agent is prohibited by law. The Borrower shall keep the Facility Agent reasonably informed about the status of the Offer from time to time to the extent permitted by applicable law and regulation.

(d)	The Borrower may reopen the Offer on substantially the same terms (save for any variations and amendments permitted in this Clause 23.8 (Offer Undertakings).

(e)	If not otherwise delivered to the Facility Agent pursuant hereto, the Borrower will deliver to the Facility Agent copies of the documents to be filed with the

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FSMA relating to any amendment to the Offer, as soon as reasonably practicable following the date of filing with the FSMA.

(f)
The Borrower shall procure that the prospectus (as referred to in Article 24 of the 2007 Decree) for the Offer, as at the date of its publication, contains all the material terms of the Offer required under the Relevant Takeover Laws.

(g)
The covenants provided for in this Clause 23.8 (Offer Undertakings) shall apply from the date of this Agreement up to and including the later of the Final Settlement Date and the last date of the Certain Funds Period.

23.9	Target Group Covenants
The Borrower shall procure that the Target shall not:

(a)
declare, make or pay any dividend, charge, fee or other distribution on or in respect of its share capital, repay or distribute any dividend or share premium reserve, redeem, repurchase, defease retire or repay any of its share capital (or any class of its share capital), except as is otherwise required to meet the Borrower’s payment obligations under this Agreement and subject to Clause 10.2 (Mandatory prepayment from Debt Proceeds and Distribution Proceeds), other than the payment of dividends or other distributions made in the ordinary course of its business;

(b)	enter into any merger, amalgamation, demerger, or consolidation;

(c)	make or fund any capital expenditure other than in the ordinary course of its business; or

(d)
make or agree to any amendment to the Target Facility Agreement and/or its constitutional documents that would include any restriction on the Target or any of its Subsidiaries to make or pay any dividend, charge, fee or other distribution on or in respect of its share capital in addition to the restrictions contemplated by the Target Facility Agreement and the Target’s constitutional documents in each case as at the date of this Agreement, in each case where the consent of the Target’s shareholders and/or board of directors would be required to approve any such action or transaction.

23.10	Distributable Reserves
To the extent that the repayment of the aggregate Loans on the Termination Date is funded from dividends or other distributions received from the Target as permitted by Clause 23.9(a) above, the Borrower shall procure that the Target has sufficient distributable reserves to meet the Borrower's payment obligations under this Agreement.

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24.	EVENTS OF DEFAULT

24.1	Events of default
Each of the events or circumstances set out in Clauses 24.2 (Non-payment) to Clause 24.14 (Cessation of business) (inclusive) is an Event of Default (whether or not caused by any reason whatsoever outside the control of any Obligor or any other person).

24.2	Non-payment
The Borrower does not pay on the due date any amount payable by it under the Finance Documents at the place at, and in the currency in, which it is expressed to be payable, unless the relevant amount is paid in full within one Business Day (in the case of principal amounts) or three Business Days (in the case of other amounts) of the due date.

24.3	Breach of other obligations

(a)	The Borrower does not comply with any of Clauses 23.4 (Holding Company) (other than in respect of paragraph (d) of Clause 23.4 (Holding Company)) or Clause 23.5 (Pari passu ranking).

(b)
The Borrower does not comply with any other provision of the Finance Documents and such failure (if capable of remedy before the expiry of such period) continues unremedied for a period of 28 days from the earlier of the date on which (i) the Borrower has become aware of the failure to comply or (ii) the Facility Agent gives notice the Borrower requiring the same to be remedied.

24.4	Misrepresentation
A representation or warranty made or repeated by the Borrower in or in connection with any Finance Document or in any certificate or statement delivered by or on behalf of the Borrower under or in connection with any Finance Document is incorrect in any material respect when made or deemed to have been made or repeated and, in the event that any representation or warranty is capable of remedy, the misrepresentation is not remedied within 28 days of the earlier of the date on which (i) the Borrower has become aware of the misrepresentation or (ii) the Facility Agent gives notice to the Borrower and requiring the same to be remedied.

24.5	Cross default

(a)	Any Financial Indebtedness of the Borrower is not paid when due and payable after the expiry of any originally applicable grace period;

(b)
Any Financial Indebtedness of the Borrower becomes prematurely due and payable or is placed on demand, in each case as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness;

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(c)	Any steps are taken under Clause 20.19 (Acceleration) of the Target Facility Agreement;
unless the aggregate amount of Financial Indebtedness falling within all or any of paragraph (a) to (c) above is less than €50,000,000 or its equivalent.

(d)	An Event of Default (as defined in the Target Facility Agreement) under Clause 20.2 (Non-Payment) of the Target Facility Agreement has occurred and is continuing.

24.6	Insolvency

(a)	An Insolvency Event occurs with respect to a Holdco.

(b)	Any of the following occurs in respect of a Holdco:

(i)	it is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or insolvent;

(ii)	it admits its inability to pay its debts as they fall due;

(iii)	it suspends making payments on any of its debts or announces an intention to do so; or

(iv)	a moratorium is declared in respect of any of its indebtedness.
If a moratorium occurs in respect of any Holdco, the ending of the moratorium will not remedy any Event of Default caused by the moratorium.

24.7	Insolvency proceedings

(a)
Any formal voluntary step commencing legal proceedings (including petition or convening a meeting) is taken by a Holdco with a view to a moratorium or a composition, assignment or arrangement with any class of its creditors.

(b)
A meeting of a Holdco is convened by its shareholders, directors, managing partner, secretary or other officers for the purpose of considering any resolution for, to petition for or to file documents with a court for its winding-up, dissolution or for its administration, suspension of payments, composition or bankruptcy or any such resolution is passed.

(c)
Any person presents a petition or files documents, with the appropriate legal authorities, for the winding-up or for the administration or for the bankruptcy of a Holdco and the petition is not discharged or stayed within 45 days.

(d)	An order is made for the winding-up or administration of a Holdco.

24.8	Appointment of receivers and managers

(a)
Any liquidator, trustee-in-bankruptcy, preliminary trustee, composition trustee, judicial custodian, compulsory manager, receiver, administrative receiver or administrator is appointed in respect of a Holdco or any part of its

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assets and, only in the case of the appointment of a judicial custodian, compulsory manager or receiver, is not discharged within 45 days.

(b)
The directors, shareholders or other officers of a Holdco request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, preliminary trustee, composition trustee, judicial custodian, compulsory manager, receiver, administrative receiver or administrator.

24.9	Creditors’ process
A distress, execution, attachment or other legal process is levied, enforced or sued out upon or against all or any part of the assets of the Borrower, except where the same is being contested in good faith and is removed, discharged or paid within 45 days.

24.10	Similar proceedings
Anything which has an equivalent effect to any of the events specified in Clauses 24.6 (Insolvency) to 24.9 (Creditors’ process) (inclusive) shall occur under the laws of any applicable jurisdiction in relation to any Holdco.

24.11	Unlawfulness
It is or becomes unlawful for the Borrower to perform any of its payment or other material obligations under the Finance Documents to which it is a party, or this Agreement or the Target Securities Pledge Agreement becomes invalid or ceases to be in full force and effect.

24.12	Repudiation
The Borrower repudiates, or evidences an intention to repudiate, any Finance Document to which it is a party.

24.13	Seizure
All or a material part of the undertakings, assets, rights or revenues of, or shares or other ownership interests in, the Borrower are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government.

24.14	Cessation of business
The Borrower ceases or threatens to cease to carry on business in circumstances which would have a Material Adverse Effect.

24.15	Acceleration
On and at any time after the occurrence of an Event of Default where such event is continuing the Facility Agent may, and shall if so directed by the Majority Lenders by notice to the Company:

(a)	cancel the Total Commitments at which time they shall immediately be cancelled;

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(b)
declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;

(c)	declare that all or part of the Loans be payable on demand, at which time they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders; and/or

(d)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

25.	CHANGES TO THE FINANCE PARTIES

25.1	Assignments and Transfers by the Lenders
Subject to this Clause 25, a Lender (the “Existing Lender”) may
(a)    assign any of its rights; or
(b)    transfer by novation any of its rights and obligations
under any Finance Document to another person (the “New Lender”).

25.2	Conditions of Assignment or Transfer

(a)	The prior consent of the Borrower is required for an assignment or transfer in accordance with Clause 25.1 (Assignments and Transfers by the Lenders) unless the assignment and/or transfer is:

(i)	to another Lender or an Affiliate of a Lender;

(ii)	if the existing Lender is a fund, to a fund which is a Related Fund of the Existing Lender; or

(iii)	made at a time when an Event of Default is continuing.

(b)	The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed.

(c)	The consent of the Borrower to an assignment or transfer must not be withheld solely because the assignment may result in an increase to the Mandatory Cost.

(d)	An assignment will only be effective on:

(i)
receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Lender; and

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(ii)
the performance by the Facility Agent of all “know your client” or other checks relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Lender and the New Lender.

(e)	A transfer will only be effective if the procedure set out in Clause 25.6 (Procedure for transfer) is complied with.

(f)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)
as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 16 (Tax Gross-Up and Indemnities) or Clause 17 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment or change had not occurred.

(g)
Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

25.3	Assignment or Transfer fee
Unless the Facility Agent otherwise agrees and excluding an assignment or transfer to an Affiliate of a Lender or a Related Fund, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of €2,000.

25.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(ii)	the financial condition of the Borrower;

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(iii)	the performance and observance by the Borrower or any other member of the Group of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document or the Transaction Security; and

(ii)
will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 25.4 (Limitation of responsibility of Existing Lenders); or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise.

25.5	Procedure for assignment

(a)
Subject to the conditions set out in Clause 25.2 (Conditions of Assignment or Transfer) an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)
The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender upon its completion of all “know your client” or other checks relating to any person that it is required to carry out in relation to the assignment to such New Lender, acting reasonably and promptly.

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(c)	On the Transfer Date:

(i)
the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)
the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)
Lenders may utilise procedures other than those set out in this Clause 25.5 (Procedure for assignment) to assign their rights under the Finance Documents provided that they comply with the conditions set out in Clause 25.2 (Conditions of Assignment or Transfer).

25.6	Procedure for transfer

(a)
Subject to the conditions set out in Clause 25.2 (Conditions of Assignment or Transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)
The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your client” or other checks relating to any person that it is required to carry out in relation to the assignment to such New Lender.

(c)	On the Transfer Date:

(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security, the Borrower and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

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the Discharged Rights and Obligations only insofar as the Borrower or other member of the Group and the New Lender have assumed and/or acquired the same in place of the Borrower and the Existing Lender;

(iii)
the Facility Agent, the Mandated Lead Arrangers, the Issuing Banks, the Security Agent, the New Lender, the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Mandated Lead Arrangers, the Security Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

25.7	Copy of Transfer Certificate or Assignment Agreement to the Borrower
The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate.

25.8	Register
The Facility Agent shall maintain at its address a copy of each Transfer Certificate or Assignment Agreement delivered to and accepted by it and a register of the names and addresses all the Parties including, in the case of Lenders, their Commitments under the Facility, the principal amount of the Loans owing under each Facility to each Lender from time to time and the details of their Facility Office notified to the Facility Agent from time to time, and shall supply any other Party (at that Party’s expense) with a copy of the register on request. The entries in such register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Facility Agent and the Lenders shall treat each person whose name is recorded in the register as a Lender hereunder for all purposes of this Agreement.

25.9	Disclosure of information

(a)	(i) Any Finance Party may disclose to any of its Affiliates and any other person:

(A)	to (or through) whom that Finance Party assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

(B)
with (or through) whom that Finance Party enters into (or may potentially enter into) any sub participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or the Borrower; or

(C)	to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation; or

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(D)	for whose benefit that Lender charges, assigns or otherwise creates a Security Interest (or may do so) pursuant to Clause 25.10 (Security Interests over Lenders’ rights); and

(ii)	any Finance Party may disclose to a rating agency or its professional advisers, or (with the consent of the Borrower) any other person, any information about the Borrower, the Group and the Finance Documents as that Finance Party or other Finance Party shall consider appropriate if in relation to paragraphs (A) and (B) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

(b)
Any Confidentiality Undertaking signed by a Finance Party pursuant to this Clause 25.9 shall supersede any prior confidentiality undertaking signed by such Finance Party for the benefit of any member of the Group.

(c)
Notwithstanding any of the provisions of the Finance Documents, the Borrower and the Finance Parties hereby agree that each Party and each employee, representative or other agent of each Party may disclose to any and all persons, without limitation of any kind:

(i)
any information with respect to any obligation to tax authorities in any jurisdiction including the U.S. federal and state income tax treatment of the Facility and any facts that may be relevant to understanding such tax treatment, which facts shall not include for this purpose the names of any Party or any other person named herein, or information that would permit identification of any Party or such other persons, or any pricing terms or other non-public business or financial information that is unrelated to such tax treatment or facts; and

(ii)	all materials of any kind (including opinions or other tax analysis) that are provided to any of the foregoing relating to such tax treatment, in so far as such disclosure relates to US Federal income tax or such other obligation to another tax authority as applicable.

25.10	Security Interests over Lenders’ rights
In addition to the other rights provided to Lenders under this Clause 25.10, each Lender may without consulting with or obtaining consent from the Borrower, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

(b)
in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities,

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except that no such charge, assignment or Security Interest shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by the Borrower or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

25.11	Non-Consenting Lenders

(a)
If at any time any Lender becomes a Non-Consenting Lender (as defined in paragraph (c) below), then the Borrower may, on five Business Days’ prior written notice to the Facility Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall) assign or transfer pursuant to this Clause 25.11 all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank or financial institution or to a Fund or other entity (a “Replacement Lender”) selected by the Borrower which confirms its willingness to assume and does assume all the obligations of the assigning or transferring Lender (including the assumption of the assigning or transferring Lender's participations on the same basis as the assigning or transferring Lender) for a purchase price in cash payable at the time of assignment or transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans, all accrued interest (and any Break Costs) and fees and other amounts payable hereunder.

(b)	The replacement of a Lender pursuant to this Clause 25.11 shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Facility Agent or Security Agent;

(ii)	neither the Facility Agent nor any Lender shall have any obligation to the Borrower to find a Replacement Lender;

(iii)
such replacement of a Non-Consenting Lender must take place no later than 30 days after the date the Non-Consenting Lender notified the Borrower and the Facility Agent of its failure or refusal to agree to any consent, waiver or amendment to the Finance Documents requested by the Borrower; and

(iv)	in no event shall the Lender replaced under this Clause 25.11 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents.

(c)	In the event that:

(i)	the Borrower or the Facility Agent (at the request of the Borrower) has requested the Lenders to consent to a waiver or amendment of any provisions of the Finance Documents;

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(ii)	the waiver or amendment in question requires the consent of all of the Lenders; and

(iii)	the Majority Lenders have consented to such waiver or amendment, then any Lender who refuses to agree to such waiver or amendment shall be deemed a Non Consenting Lender.

25.12	Company Affiliate as Lender

(a)
Each Company Affiliate Lender unconditionally and irrevocably renounces all present and future rights to share in any proceeds of any Transaction Security or guarantees created or evidenced by any Finance Document. In particular, and notwithstanding the terms of the Target Securities Pledge Agreement, and notwithstanding anything contrary in this Agreement or any Finance Document, no Company Affiliate Lender will be entitled to any proceeds of enforcement of such Security or guarantees. If a Company Affiliate Lender receives any such proceeds, it shall promptly turn them over to the Security Agent for re-distribution to a Lender that is not a Company Affiliate Lender in accordance with this Agreement.

(b)	For so long as:

(i)	a Company Affiliate Lender beneficially owns a Commitment (whether drawn or undrawn); or

(ii)
has entered into a sub-participation agreement relating to a Commitment (whether drawn or undrawn) or other agreement or arrangement having substantially similar economic effect and such agreement or arrangement has not been terminated, each Company Affiliate Lender will, in respect of any request for a consent, waiver or amendment or any other vote under any Finance Document, exercise its voting rights in relation to that Commitment (including, for the avoidance of doubt, any voting rights under any sub-participation agreement or similar arrangement in respect of that Commitment) to vote in accordance with the vote of the majority of the Lenders that are not Company Affiliate Lenders and the Facility Agent shall be entitled, without further action or notice on the part of such Company Affiliate Lender or any other person, to aggregate that Commitment with the Commitments of the majority of the Lenders that are not Company Affiliate Lenders for the purposes of such vote.

(c)
No Company Affiliate Lender shall exercise any voting right in relation to a Commitment (including, for the avoidance of doubt, any voting rights under any sub-participation agreement or similar arrangement in respect of that Commitment) other than as set out in paragraph (a) above.

(d)
Each Company Affiliate Lender agrees that, in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Facility

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Agent acting on the instructions of the majority of the Lenders that are not Company Affiliate Lenders.

25.13	Disclosure to numbering service providers

(a)
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or the Borrower the following information:

(i)	name of the Borrower;

(ii)	country of domicile of the Borrower;

(iii)	place of incorporation of the Borrower;

(iv)	date of this Agreement;

(v)	the names of the Facility Agent and the Mandated Lead Arrangers;

(vi)	date of each amendment and restatement of this Agreement;

(vii)	amount of Total Commitments;

(viii)	currencies of the Facility;

(ix)	type of Facility;

(x)	ranking of Facility;

(xi)	Termination Date for Facility;

(xii)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and

(xiii)	such other information agreed between such Finance Party and the Borrower, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or the Borrower by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	The Facility Agent shall notify the Borrower and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facility and/or the Borrower; and

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(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or the Borrower by such numbering service provider.

25.14	Disclosure to administration/settlement services providers
Notwithstanding any other term of any Finance Document or any other agreement between the Parties to the contrary (whether express or implied), any Finance Party may disclose to any person appointed by:

(a)	that Finance Party;

(b)	a person to (or through) whom that Finance Party assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under the Agreement; and/or

(b)
a person with (or through) whom that Finance Party enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Agreement or the Borrower, to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this Clause 25.14 if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for use with Administration/Settlement Services Providers.

26.	CHANGES TO THE BORROWER

26.1	Assignment and transfers by the Borrower
The Borrower may assign any of its rights or transfer any of its rights or obligations under the Finance Documents with the consent of each of the Lenders (such consent not to be unreasonably withheld or delayed).

27.	THE ADMINISTRATIVE PARTIES

27.1	Appointment of the Facility Agent

(a)	Each of the Mandated Lead Arrangers, each of the Issuing Banks and the Lenders appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)
Each of the Mandated Lead Arrangers, each of the Issuing Banks and the Lenders authorises the Facility Agent to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

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27.2	Duties of the Facility Agent

(a)	The Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(b)
Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)
If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(d)
If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent, the Mandated Lead Arrangers or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(e)	The Facility Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

27.3	Role of the Mandated Lead Arrangers
Except as specifically provided in the Finance Documents, the Mandated Lead Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

27.4	No fiduciary duties

(a)	Nothing in this Agreement constitutes the Facility Agent, the Issuing Banks or the Mandated Lead Arrangers as a trustee or fiduciary of any other person.

(b)
None of the Facility Agent, the Security Agent, the Issuing Banks or the Mandated Lead Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

27.5	Business with the Group
The Facility Agent, the Security Agent, the Issuing Banks and the Mandated Lead Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

27.6	Rights and discretions

(a)	The Facility Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

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(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred;

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)	any notice or request made by the Borrower (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Borrower.

(c)	The Facility Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Facility Agent may act in relation to the Finance Documents through its personnel and agents.

(e)	The Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)
Notwithstanding any other provision of any Finance Document to the contrary, none of the Facility Agent, the Issuing Banks or the Mandated Lead Arrangers, is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

27.7	Majority Lenders’ instructions

(a)
Unless a contrary indication appears in a Finance Document, the Facility Agent shall (i) exercise any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Facility Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties other than the Security Agent.

(c)
The Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

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(d)
In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)
The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (e) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Target Securities Pledge Agreement or enforcement of the Transaction Security or Target Securities Pledge Agreement.

27.8	Responsibility for documentation
None of the Facility Agent, the Issuing Banks or the Mandated Lead Arrangers:

(a)
is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Facility Agent, the Issuing Banks, the Mandated Lead Arrangers, the Borrower or any other person given in or in connection with any Finance Document or the transactions contemplated in the Finance Documents; or

(b)
is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security.

27.9	Exclusion of liability

(a)
Without limiting paragraph (b) below, neither the Security Agent nor the Facility Agent will be liable for any action taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

(b)
No Party (other than the Security Agent or the Facility Agent) may take any proceedings against any officer, employee or agent of the Security Agent or the Facility Agent, as applicable, in respect of any claim it might have against the Security Agent or the Facility Agent, as applicable, or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, any Finance Document, and any officer, employee or agent of the Security Agent or the Facility Agent, as applicable, may rely on this Clause 27.9 subject to Clause 1.3 (Third party rights) and the provisions of the Third Parties Act.

(c)
Neither the Security Agent nor the Facility Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Security Agent or the Facility Agent, as applicable, if the Security Agent or the Facility Agent, as applicable, has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised

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clearing or settlement system used by the Security Agent or the Facility Agent, as applicable for that purpose.

(d)
Nothing in this Agreement shall oblige the Security Agent, the Facility Agent, the Issuing Banks or the Mandated Lead Arrangers to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Facility Agent, the Security Agent, the Issuing Banks and the Mandated Lead Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent, Facility Agent, the Issuing Banks or the Mandated Lead Arrangers.

27.10	Lenders’ indemnity to the Facility Agent
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent’s gross negligence or wilful misconduct) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by the Borrower pursuant to a Finance Document).

27.11	Resignation of the Facility Agent

(a)	The Facility Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Borrower.

(b)
Alternatively the Facility Agent may resign by giving notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Facility Agent.

(c)
If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Facility Agent (after consultation with the Borrower) may appoint a successor Facility Agent.

(d)
The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

(e)	The Facility Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)
Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 27. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

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(g)
After consultation with the Borrower, the Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above.

(h)
Provided no Default is outstanding, the Borrower may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above and the Majority Lenders (in consultation with the Borrower) shall appoint a successor Facility Agent but it shall not be entitled to appoint one of its Affiliates as successor Facility Agent.

27.12	Replacement of the Facility Agent

(a)	After consultation with the Borrower, the Majority Lenders may, by giving 30 days’ notice to the Facility Agent replace the Facility Agent by appointing a successor Facility Agent.

(b)
The retiring Facility Agent shall make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

27.13	Confidentiality

(a)
In acting as agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by another division or department of the Facility Agent, it may be treated as confidential to that division or department and the Facility Agent shall not be deemed to have notice of it.

(c)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Mandated Lead Arrangers are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

27.14	Relationship with the Lenders

(a)
The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Each Lender shall supply the Facility Agent with any information required by the Facility Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost Formula).

(c)	Each Lender shall supply the Facility Agent with any information that the Security Agent may reasonably specify (through the Facility Agent) as being

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necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Lender shall deal with the Security Agent exclusively through the Facility Agent and shall not deal directly with the Security Agent.

27.15	Credit appraisal by the Lenders and the Issuing Banks
Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Lender and each Issuing Bank confirms to the Facility Agent and Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)
whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)
the adequacy, accuracy and/or completeness of any information provided by the Facility Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)
the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

27.16	Reference Banks
If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall (in consultation with the Borrower) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

27.17	Agent’s management time
Any amount payable to the Facility Agent under Clause 18.3 (Indemnity to the Facility Agent), Clause 20 (Costs and Expenses) (other than under Clause 20.1 (Transaction expenses) and Clause 27.9 (Exclusion of liability) shall include the cost

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of utilising the Facility Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Borrower and the Lenders, and is in addition to any fee paid or payable to the Facility Agent under Clause 15 (Fees).

27.18	Deduction from amounts payable by the Facility Agent
If any Party owes an amount to the Facility Agent under the Finance Documents the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

27.19	Reliance and engagement letters
Each Finance Party and Secured Party confirms that each of the Mandated Lead Arrangers and the Facility Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Mandated Lead Arrangers or Agent) the terms of any reliance letter or engagement letters relating to any reports or letters provided by accountants in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

28.	THE SECURITY AGENT

28.1	Security Agent as agent

(a)	Each Secured Party appoints the Security Agent to act as its agent under article 5 of the Belgian Financial Collateral Law with respect to the Target Securities Pledge Agreement.

(b)
Each of the Secured Parties authorises the Security Agent to sign the Target Securities Pledge Agreement and to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

28.2	Instructions

(i)	The Security Agent shall:

(i)
subject to paragraphs (d) and (e) below, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Majority Lenders;

(ii)
not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Secured Party or group of

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Secured Parties, in accordance with instructions given to it by that Secured Party or group of Secured Parties).

(b)
The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if this Agreement stipulates the matter is a decision for any other Secured Party or group of Secured Parties, from that Secured Party or group of Secured Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives those instructions or that clarification.

(c)
Save in the case of decisions stipulated to be a matter for any other Secured Party or group of Secured Parties under this Agreement and unless a contrary intention appears in this Agreement, any instructions given to the Security Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Secured Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in this Agreement;

(ii)	where this Agreement requires the Security Agent to act in a specified manner or to take a specified action;

(iii)
in respect of any provision which protects the Security Agent's own position in its personal capacity as opposed to its role of Security Agent for the Secured Parties including, without limitation, Clauses 28.5 (No duty to account) to Clause 27.9 (Exclusion of liability), Clause 28.12 (Confidentiality) to Clause 28.18 (Custodians and nominees) and Clause 28.19 (Acceptance of title);

(iv)
in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under Clause 9 (Application of Proceeds) and Clause 6.2(b) of the Target Securities Pledge Agreement.

(e)
If giving effect to instructions given by the Majority Lenders would (in the Security Agent’s opinion) have an effect equivalent to an amendment to this Agreement, the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of that amendment.

(f)
In exercising any discretion to exercise a right, power or authority under the Finance Documents where either it has not received any instructions as to the exercise of that discretion, the Security Agent shall do so having regard to the interests of all the Secured Parties.

(g)
The Security Agent may refrain from acting in accordance with any instructions of any Secured Party or group of Secured Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance

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Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)
Without prejudice to the provisions of Clause 29 (Enforcement of Transaction Security) and the remainder of this Clause 28.2, in the absence of instructions, the Security Agent may act (or refrain from acting) as it considers in its discretion to be appropriate.

28.3	Duties of the Security Agent

(a)	The Security Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	The Security Agent shall promptly:

(i)	forward to the Facility Agent a copy of any document received by the Security Agent from the Borrower under any Finance Document; and

(ii)	forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.

(c)
Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)
If the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Facility Agent.

(e)
To the extent that a Party (other than the Security Agent) is required to calculate a Euro amount of another currency, the Security Agent shall upon a request by that Party, promptly notify that Party of the relevant Security Agent’s Spot Rate of Exchange.

(f)	The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

28.4	No fiduciary duties to the Borrower
Nothing in this Agreement constitutes the Security Agent as an agent, trustee or fiduciary of the Borrower.

28.5	No duty to account
The Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

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28.6	Business with the Group
The Security Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

28.7	Rights and discretions

(a)	The Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Secured Parties or any group of Secured Parties are duly given in accordance with the terms of the Finance Documents;

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(C)	if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Security Agent may assume (unless it has received notice to the contrary in its capacity as Security Agent for the Secured Parties) that:

(i)	no Default has occurred; and

(ii)	any right, power, authority or discretion vested in any Party or any group of Secured Parties has not been exercised.

(c)	The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)
Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Agent (and so

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separate from any lawyers instructed by any Secured Party) if the Security Agent in its reasonable opinion deems this to be desirable.

(e)
The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and, except in the case of gross negligence or wilful misconduct of the Security Agent, shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Security Agent may act in relation to the Finance Documents and the Charged Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person, unless such error or such loss was directly caused by the Security Agent’s gross negligence or wilful misconduct.

(g)	Unless this Agreement expressly specifies otherwise, the Security Agent may disclose to any other Party any information it reasonably believes it has received as Security Agent under this Agreement.

(h)
Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)
Notwithstanding any provision of any Finance Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

28.8	Responsibility for documentation
The Security Agent is not responsible or liable for:

(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent, the Borrower or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

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(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Charged Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Charged Property; or

(c)
any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

28.9	No duty to monitor
The Security Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

28.10	Secured Parties’ indemnity to the Security Agent

(a)
Each Secured Party shall (in the proportion that the Secured Liabilities due to it bear to the aggregate of the Secured Liabilities due to all the Secured Parties for the time being (or, if the Secured Liabilities due to the Secured Parties are zero, immediately prior to their being reduced to zero)), indemnify the Security Agent, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Security Agent’s gross negligence or wilful misconduct) in acting as Security Agent under, or exercising any authority conferred under, the Finance Documents (unless the relevant Security Agent has been reimbursed by the Borrower pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Secured Party for any payment that Secured Party makes to the Security Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Secured Party claims reimbursement relates to a liability of the Security Agent to the Borrower.

28.11	Resignation of the Security Agent

(a)	The Security Agent may resign and appoint one of its Affiliates as successor by giving notice in writing to the Secured Parties and the Borrower.

(b)	Alternatively the Security Agent may resign by giving 30 days’ notice in writing to the Secured Parties and the Borrower, in which case the Majority Lenders may appoint a successor Security Agent.

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(c)
If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Security Agent (after consultation with the Facility Agent) may appoint a successor Security Agent.

(d)
The retiring Security Agent shall, at its own cost, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents.

(e)	The Security Agent’s resignation notice shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	the transfer of all the Charged Property to that successor.

(f)
Upon the appointment of a successor, the retiring Security Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (d) above) but shall remain entitled to the benefit of this Clause 28 and Clause 18.4 (Indemnity to the Security Agent) (and any Security Agent fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(g)
The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Borrower.

(h)
Provided no Default is outstanding, the Borrower may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above and the Majority Lenders (in consultation with the Borrower) shall appoint a successor Security Agent but it shall not be entitled to appoint one of its Affiliates as successor Security Agent.

28.12	Confidentiality

(a)
In acting as agent for the Secured Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it.

(c)
Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure

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would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

28.13	Information from the Creditors
Each Secured Party shall supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.

28.14	Security Agent’s management time and additional remuneration
Any amount payable to the Security Agent under Clause 28.10 (Secured Parties’ indemnity to the Security Agent), Clause 20 (Costs and Expenses) or Clause 18.4 (Indemnity to the Security Agent) shall include the cost of utilising the Security Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Security Agent may notify to the Borrower and the Secured Parties, and is in addition to any other fee paid or payable to the Security Agent.

28.15	Reliance and engagement letters
The Security Agent may obtain and rely on any certificate or report from the Borrower’s auditor and may enter into any reliance letter or engagement letter relating to that certificate or report on such terms as it may consider appropriate (including, without limitation, restrictions on the auditor’s liability and the extent to which that certificate or report may be relied on or disclosed).

28.16	No responsibility to perfect Transaction Security
The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of the Borrower to any of the Charged Property;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

(c)
register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)
take, or to require the Borrower to take, any step to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to the Target Securities Pledge Agreement.

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28.17	Insurance by Security Agent

(a)	The Security Agent shall not be obliged:

(i)	to insure any of the Charged Property;

(ii)	to require any other person to maintain any insurance; or

(iii)	to verify any obligation to arrange or maintain insurance contained in any Finance Document, and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)
Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders requests it to do so in writing and the Security Agent fails to do so within 14 days after receipt of that request.

28.18	Custodians and nominees
The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

28.19	Acceptance of title
The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that the Borrower may have to any of the Charged Property and shall not be liable for, or bound to require the Borrower to remedy, any defect in its right or title.

29.	ENFORCEMENT OF TRANSACTION SECURITY

29.1	Enforcement Instructions

(a)	The Security Agent may refrain from enforcing the Transaction Security unless instructed otherwise by the Majority Lenders.

(b)
Subject to the Transaction Security having become enforceable in accordance with its terms, the Majority Lenders may give or refrain from giving instructions to the Security Agent to enforce or refrain from enforcing the Transaction Security as they see fit.

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(c)	The Security Agent is entitled to rely on and comply with instructions given in accordance with this Clause 29.1.

29.2	Manner of enforcement
If the Transaction Security is being enforced pursuant to Clause 29.1 (Enforcement Instructions), the Security Agent shall enforce the Transaction Security in such manner (including, without limitation, the selection of any administrator (or any analogous officer in any jurisdiction) of the Borrower to be appointed by the Security Agent) as the Majority Lenders shall instruct or, in the absence of any such instructions, as the Security Agent considers in its discretion to be appropriate.

29.3	Exercise of voting rights

(a)
Each Secured Party (other than the Facility Agent and each Mandated Lead Arranger) will cast its vote in any proposal put to the vote by or under the supervision of any judicial or supervisory authority in respect of any insolvency, pre-insolvency or rehabilitation or similar proceedings relating to any member of the Group as instructed by the Security Agent.

(b)	The Security Agent shall give instructions for the purposes of paragraph (a) above in accordance with any instructions given to it by the Majority Lenders.

29.4	Waiver of rights
To the extent permitted under applicable law and subject to Clause 29.1 (Enforcement Instructions), Clause 29.2 (Manner of enforcement) and Clause 9 (Application of Proceeds) of the Target Securities Pledge Agreement, each of the Secured Parties and the Borrower waives all rights it may otherwise have to require that the Transaction Security be enforced in any particular order or manner or at any particular time or that any amount received or recovered from any person, or by virtue of the enforcement of any of the Transaction Security or of any other security interest, which is capable of being applied in or towards discharge of any of the Secured Liabilities is so applied.

29.5	Enforcement through Security Agent only
The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Target Securities Pledge Agreement except through the Security Agent.

30.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES
No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

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(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

31.	SHARING AMONG THE FINANCE PARTIES

31.1	Payments to Finance Parties
If a Finance Party (other than in the case of the Security Agent for its own account as Security Agent) (a Recovering Finance Party) receives or recovers any amount from the Borrower other than in accordance with Clause 32 (Payment Mechanics) and applies that amount to a payment due by the Borrower only in its capacity as a Borrower under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;

(b)
the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 32 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)
the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 32.5 (Partial payments).

31.2	Redistribution of payments
The Facility Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 32.5 (Partial payments).

31.3	Recovering Finance Party’s rights

(a)
On a distribution by the Facility Agent under Clause 31.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)
If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the Borrower shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

31.4	Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

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(a)
each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 31.2 (Redistribution of payments) shall, upon request of the Facility Agent, pay to the Facility Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)	that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the Borrower will be liable to the reimbursing Finance Party for the amount so reimbursed.

31.5	Exceptions

(a)	This Clause 31 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 31, have a valid and enforceable claim against the Borrower.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)
the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

32.	PAYMENT MECHANICS

32.1	Payments to the Facility Agent

(a)
On each date on which the Borrower or a Lender is required to make a payment under a Finance Document the Borrower or Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in a principal financial centre in a Participating Member State or London with such bank as the Facility Agent specifies.

32.2	Distributions by the Facility Agent
Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 32.3 (Distributions to the Borrower) and Clause 32.4 (Clawback) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in

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the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

32.3	Distributions to the Borrower
The Facility Agent may (with the consent of the Borrower or in accordance with Clause 33 (Set-Off) apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

32.4	Clawback

(a)
Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

32.5	Partial payments

(a)
If the Facility Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by the Borrower under those Finance Documents, the Facility Agent shall apply that payment towards the obligations of the Borrower under those Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent and the Security Agent under those Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

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(b)	The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by the Borrower.

32.6	No set-off the Borrower
All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

32.7	Business Days

(a)
Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

32.8	Currency of account

(a)	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in euro or the currency in which that Loan was made.

(b)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(c)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(d)	Any amount expressed to be payable in a currency other than euro shall be paid in that other currency.

32.9	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrower); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the

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conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

33.	SET-OFF
A Finance Party may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

34.	NOTICES

34.1	Communications in writing
Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

34.2	Addresses
The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of each Lender, each Issuing Bank or the Borrower, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party; and

(b)	in the case of the Facility Agent or the Security Agent, that identified with its name below, or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days’ notice.

34.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

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(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 34.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to the Facility Agent or the Security Agent will be effective only when actually received by the Facility Agent or Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Facility Agent's or Security Agent’s signature below (or any substitute department or officer as the Facility Agent or Security Agent shall specify for this purpose).

(c)	All notices from or to the Borrower shall be sent through the Facility Agent.

34.4	Notification of address and fax number
Promptly upon receipt of notification of an address, and fax number or change of address or fax number pursuant to Clause 34.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

34.5	Electronic communication

(a)
Any communication to be made between the Facility Agent or the Security Agent and a Lender or an Issuing Bank under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Facility Agent, the Security Agent and the relevant Lender or the relevant Issuing Bank, as applicable:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)
Any electronic communication made between the Facility Agent and a Lender, an Issuing Bank or the Security Agent will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender or an Issuing Bank to the Facility Agent or the Security Agent only if it is addressed in such a manner as the Facility Agent or Security Agent shall specify for this purpose.

34.6	Use of websites

(a)	The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who

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accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Facility Agent (the “Designated Website”) if:

(i)	the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Borrower and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Borrower and the Facility Agent.
If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Facility Agent shall notify the Borrower accordingly and the Borrower shall at its own cost supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Borrower shall at its own cost supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

(b)
The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Facility Agent.

(c)	The Borrower shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.
If the Borrower notifies the Facility Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)	Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which

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is posted onto the Designated Website. The Borrower shall at its own cost comply with any such request within 10 Business Days.

34.7	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

35.	CALCULATIONS AND CERTIFICATES

35.1	Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

35.2	Certificates and determinations
Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

35.3	Day count convention
Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

36.	PARTIAL INVALIDITY
If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

37.	REMEDIES AND WAIVERS
No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any

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further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

38.	AMENDMENTS AND WAIVERS

38.1	Required consents

(a)
Subject to Clause 38.2 (Exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

(b)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 38.

38.2	Exceptions

(a)	An amendment, waiver or release that:

(i)
extends the date of payment of any amount of principal, interest or commitment fees under this Agreement (including in relation to Clause 10 (Mandatory Prepayment)) or any Security Documents or extends an Availability Period; or

(ii)
reduces the Margin or the amount of any payment of principal, interest fees or other amounts payable under the Finance Documents or changes the currency of any such payments (except for any payments waived); or

(iii)	increase a Lender’s Commitment under any Facility; or

(iv)	reduces the proportion of amounts receivable or recoverable from the Borrower other than in accordance with Clause 26 (Changes to the Borrower) (except for any payment waived); or

(v)
involves the release of an asset from a Security Document (except as otherwise expressly permitted under any Finance Document and/or except in furtherance of a disposal or any other transaction which is permitted by any Finance Document); or

(vi)	amends or waives Clause 2.2 (Finance Parties’ rights and obligations), Clause 25.1 (Assignments and Transfers by the Lenders) or this Clause 38; or

(vii)	relates to a material adverse change in the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Transaction Security are distributed, shall not be made without the prior consent of each “affected Lender” (as defined below).

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(b)	An:

(i)	amendment or waiver that changes the definition of “Majority Lenders” in Clause 1.1 (Definitions); or

(ii)	a provision that expressly requires the consent of all Lenders, or

(iii)	amendment or waiver that amends the order of priority or subordination of a Lender’s claim under the Finance Documents, shall not be made without the consent of all Lenders.

(c)	An amendment or waiver which relates to Clause 6.4 (Lenders’ participation) shall not be made without the prior consent of each Lender to whom the change or waiver applies.

(d)
An amendment or waiver which relates to the rights or obligations of the Facility Agent, Security Agent or the Issuing Banks may not be effected without the consent of the Facility Agent or the Security Agent.

(e)
The Facility Agent may agree with the Borrower any amendment to or the modification of the provisions of any of the Finance Documents or any schedule thereto, which is necessary to correct a manifest error.

(f)
If any Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any of the terms of any Finance Document or other vote of Lenders under the terms of this Agreement within 15 Business Days (unless the Borrower and the Facility Agent agree to a longer time period in relation to any request) of that request being made, its Commitment shall not be included for the purpose of calculating the Total Commitments or participations under the relevant Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request.

(g)
References to “affected Lender” in (i) subparagraphs (a)(iii), (iv), (v), (vi) and (vii) above is a reference to all Lenders and (ii) subparagraphs (a)(i) and (ii) above is a reference to each Lender to whom the change or waiver applies and the Majority Lenders.

39.	TERMINATION OF CERTAIN PROVISIONS
Save as otherwise provided in this Agreement, the obligations of the Borrower under this Agreement shall only terminate on the repayment and cancellation in full of all amounts and Commitment outstanding under the Finance Documents (including, for the avoidance of doubt, any accrued but unpaid fees, costs and expenses).

40.	COUNTERPARTS
Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

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41.	GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

42.	ENFORCEMENT

42.1	Jurisdiction of English courts

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)
This Clause 42 is for the benefit of the Finance Parties and Secured Parties only. As a result, no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions.

42.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

(i)
represents and warrants that it has irrevocably appointed Liberty Global Europe Ltd as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document and Liberty Global Europe Ltd has agreed to act and accepted its appointment; and

(ii)	agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned.

(b)
If any person appointed as process agent is unable for any reason to act as agent for service of process, the Borrower must immediately (and in any event within 30 days of such event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

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SCHEDULE 1
THE ORIGINAL LENDERS

Name of Original Lender	Commitment (€)
FORTIS BANK SA/NV	231,250,000
THE ROYAL BANK OF SCOTLAND PLC, BELGIUM BRANCH	231,250,000
ING BELGIUM NV/SA	231,250,000
J.P. MORGAN SECURITIES PLC	231,250,000
Total	925,000,000

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SCHEDULE 2
CONDITIONS PRECEDENT

1.	The Borrower

(a)	A copy of the Constitutional Documents of the Borrower.

(b)	A copy of a resolution of the board of managing directors of the Borrower:

(i)
approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;

(ii)	if applicable, authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)
if applicable, authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)
A copy of the resolution of the shareholder(s) of the Borrower approving the resolutions of the board of managing directors referred to under (b) above and appointing an authorised person to represent the Borrower in case of a conflict of interest.

(d)
A specimen of the signature of each person authorised to execute, on behalf of the Borrower, the Finance Documents and related documents to which it is a party and to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with such Finance Documents.

(e)
A certificate by the directors of the Borrower confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments will not cause any borrowing, guarantee, security or similar limit binding on the Borrower to be exceeded.

(f)
A certificate by the directors of the Borrower certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the first Utilisation Date.

2.	Legal Opinions
The following legal opinions, each addressed to the Finance Parties:

(a)
A legal opinion of Allen & Overy LLP, London, legal advisers to the Facility Agent and the Mandated Lead Arrangers as to English law substantially in the form distributed to the Original Lenders prior to the date of this Agreement;

(b)	A legal opinion of Allen & Overy LLP, Amsterdam, legal advisers to the Facility Agent and the Mandated Lead Arrangers as to Dutch law substantially

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in the form distributed to the Original Lenders prior to the date of this Agreement; and

(c)
A legal opinion of Allen & Overy LLP, Belgium, legal advisers to the Facility Agent and the Mandated Lead Arrangers as to Belgian law, in respect of the Target Securities Pledge Agreement, substantially in the form distributed to the Original Lenders prior to the date of this Agreement.

3.	Security Documents

(a)	The Target Securities Pledge Agreement duly entered into by the parties to it.

(b)	A copy of the duly signed custodian acknowledgement in relation to the Target Securities Pledge Agreement.

(c)	A copy of the relevant pages of the share register of the Target in which the Target Securities Pledge Agreement in relation to the registered shares owned by the Borrower is duly recorded and signed.

4.	Finance Documents and other documents and evidence

(a)	A copy of the Fee Letters, if any, executed by all relevant parties.

(b)	A copy of this Agreement executed by all relevant parties.

(c)	The consolidated financial statements of the Target Group as of 30 June 2012.

(d)	The unaudited unconsolidated financial statements of the Borrower as of 31 December 2011 and 30 September 2012.

(e)	Evidence that any process agent referred to in Clause 42.2 (Service of process) has accepted its appointment.

(f)	The Group Structure Chart.

(g)	A structure memorandum setting out the steps for the purpose of distributing cash to the Borrower from the Target Group for repayment of the Facility.

(h)	Certificate of the Borrower evidencing the gross and net leverage ratios of the Target Group, as at 30 June 2012.

(i)
A copy of all documents that have been filed with the FSMA pursuant to article 5 and 6 of the 2007 Decree in the context of the Offer (other than the Offer Certificate), together with the draft announcement referred to in article 7 of the 2007 Decree.

(j)	A copy of the documents to be provided to the FSMA evidencing certain funds.

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SCHEDULE 2
REQUESTS
Part 1: Utilisation Request
From:    [Borrower]
To:    [Agent]
Dated:

Dear Sirs
€925,000,000 facility agreement dated 12 October 2012 between, among others, Binan Investments B.V. (as Borrower) and BNP Paribas as facility agent (the Facility Agreement)

1.
We refer to the Facility Agreement. This is a Utilisation Request. Terms defined in the Facility Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

(d) Borrower:	[●]
(e) Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)
(f) Facility to be utilised:	[●]
(g) Currency of the Loan:	[●]
(h) Amount:	[●] or, if less, the Available Facility
(i) Interest Period:	[●]

3.	We confirm that each condition specified in Clause 4.2 (Utilisations during the Certain Funds Period) is satisfied on the date of this Utilisation Request.

4.	[The proceeds of this Loan should be credited to [account]].

5.	This Utilisation Request is irrevocable.
Yours faithfully

……………………………
authorised signatory for
[the Borrower]

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Part 2: Selection Notice
From:    [Borrower]
To:    [Agent]
Dated:

Dear Sirs
€925,000,000 facility agreement dated 12 October 2012 between, among others, Binan Investments B.V. (as Borrower) and BNP Paribas as facility agent (the Facility Agreement)

1.
We refer to the Facilities Agreement. This is a Selection Notice. Terms defined in the Facilities Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.	We refer to the following Loan[s] with an Interest Period ending on [●]*.

3.	We request that the next Interest Period for the above Loan[s] is [●].

4.	This Selection Notice is irrevocable.
Yours faithfully

……………………………
authorised signatory for
[the Borrower]
NOTES:

*	Insert details of all Loans for the Facility which have an Interest Period ending on the same date.

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SCHEDULE 4
MANDATORY COST FORMULA

1.
The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.
On the first day of each Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (the Additional Cost Rate) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Facility Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.
The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Facility Agent. This percentage will be certified by that Lender in its notice to the Facility Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Facility Agent as follows:

(a)	in relation to a sterling Loan:
AB+C (B-D) + E x 0.001    per cent. per annum
100- (A+C)

(b)	in relation to a Loan in any currency other than sterling:
E x 0.01    per cent. per annum
300
Where:

A
is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B
is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of Clause 12.3 (Default interest)) payable for the relevant Interest Period on the Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

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D	is the percentage rate per annum payable by the Bank of England to the Facility Agent on interest bearing Special Deposits.

E
is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Facility Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Facility Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)
“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)
“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.
In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. five per cent. will be included in the formula as five and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.
If requested by the Facility Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Facility Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.
Each Lender shall supply any information required by the Facility Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its Facility Office; and

(b)	any other information that the Facility Agent may reasonably require for such purpose.
Each Lender shall promptly notify the Facility Agent of any change to the information provided by it pursuant to this paragraph.

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9.
The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Facility Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Facility Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.
The Facility Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.
The Facility Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.
Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13.
The Facility Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

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SCHEDULE 5
FORM OF TRANSFER CERTIFICATE
To:    [●] as Facility Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)
Dated:

€925,000,000 facility agreement dated 12 October 2012 between, among others, Binan Investments B.V. (as Borrower) and BNP Paribas as facility agent (the Facility Agreement)

1.
We refer to the Facility Agreement. This is a Transfer Certificate. Terms defined in the Facility Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 25.6 (Procedure for transfer) of the Facility Agreement:

(a)
the Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 25.6 (Procedure for transfer);

(b)	the proposed Transfer Date is [●]; and

(c)	the Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 34.2 (Addresses) are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 25.4 (Limitation of responsibility of Existing Lenders).

4.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

5.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

6.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:
The execution of this Transfer Certificate may not be sufficient for the New Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

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Note:	Please seek Dutch legal advice if any amount lent to the Borrower is to be transferred which is equal to or less than €100,000 (or its equivalent in other currencies).

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THE SCHEDULE
Commitment/Rights and Obligations to be Transferred
[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]
By:	By:
This Agreement is accepted as a Transfer Certificate for the purposes of the Facility Agreement by the Facility Agent and the Transfer Date is confirmed as [●].
[Facility Agent]
By:    ……………………………

[Security Agent]
By:    ……………………………

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SCHEDULE 6
FORM OF ASSIGNMENT AGREEMENT
To:    [●] as Facility Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)
Dated:

€925,000,000 facility agreement dated 12 October 2012 between, among others, Binan Investments B.V. (as Borrower) and BNP Paribas as facility agent (the Facility Agreement)

1.
We refer to the Facility Agreement. This is an Assignment Agreement. Terms defined in the Facility Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.	We refer to Clause 25.5 (Procedure for assignment):

(a)
the Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facility Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender’s Commitments and participations in Loans under the Facility Agreement as specified in the Schedule;

(b)
the Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitments and participations in Loans under the Facility Agreement specified in the Schedule; and

(c)	the New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed Transfer Date is [●].

4.	On the Transfer Date the New Lender becomes:

(a)	Party to the Finance Documents as a Lender; and

(b)	Party to [other relevant agreements in other relevant capacity].

5.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 34.2 (Addresses) are set out in the Schedule.

6.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 25.4 (Limitation of responsibility of Existing Lenders).

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7.	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

8.	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

Note:
The execution of this Assignment Agreement may not be sufficient for the New Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

Note:	Please seek Dutch legal advice if any amount lent to the Borrower is to be transferred which is equal to or less €100,000 (or its equivalent in other currencies).

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THE SCHEDULE
Commitment/Rights and Obligations to be Transferred by Assignment, Release and Accession
[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]
By:	By:
This Assignment Agreement is accepted by the Facility Agent and the Transfer Date is confirmed as [●].
[Facility Agent]

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SCHEDULE 7
TIMETABLES

Loans
In relation to the first Loan under this Agreement, delivery of a duly completed Utilisation Request (Clause 6.1 (Delivery of a Utilisation Request))	U-1 9.30am (London time)
In relation to the first Loan under this Agreement, Agent notifies the Lenders of the Loan in accordance with Clause 6.4 (Lenders’ participation)	U-1 3.00pm (London time)
In relation to all other Loans under this Agreement, delivery of a duly completed Utilisation Request (Clause 6.1 (Delivery of a Utilisation Request)) or Selection Notice (Clause 13.1 (Selection of Interest Periods))
U-3 9.30am (London time)
In relation to all other Loans under this Agreement, Facility Agent notifies the Lenders of the Loan in accordance with Clause 6.4 (Lenders’ participation)	U-3 3.00pm (London time)
EURIBOR is fixed	Quotation Day as of 11.00am (London time)
“U” = date of utilisation
“U – X” = X Business Days prior to date of utilisation

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SCHEDULE 8
FORM OF OFFER CERTIFICATE
[ON LETTERHEAD BANK]
[TO BE ISSUED BY BELGIAN BANK]
[ENGLISH TRANSLATION FOR INFORMATION PURPOSES ONLY – ORIGINAL TO BE FILED IN DUTCH]

Mr Jean-Paul Servais
President
Financial Services and Markets Authority
Congresstraat 12-14
1000 Brussels

Dear President
Re: [Description Public Offer]
We refer to the public offer referred to above that will be filed with the FSMA on or around [DATE] (the “Offer”).
Pursuant to Article 3, 2° of the Royal Decree of 27 April 2007 on public takeovers, we confirm that funds are available to Binan Investments B.V. in an amount €[AMOUNT] in the form of an irrevocable and unconditional credit facility (the “Credit Facility”) which has been granted to Binan Investments B.V.
This Credit Facility can exclusively be used for the purposes of the Offer (including, for the avoidance of doubt, any squeeze-out procedure in the context of the Offer), as described in the prospectus of the Offer to be approved by the FSMA pursuant to applicable laws and regulations.
This letter will be governed by and interpreted in accordance with Belgian law.
Sincerely yours

[BANK]
Name:
Title:

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SCHEDULE 9
OFFER CERTIFICATE REQUEST
From:    [Borrower]
To:    [Issuing Banks]
Dated:
Dear Sirs
€925,000,000 facility agreement dated 12 October 2012 between, among others, Binan Investments B.V. (as Borrower) and BNP Paribas as facility agent (the “Facility Agreement”)

1.	We refer to the Facility Agreement. This is an Offer Certificate Request.

2.	Terms defined in the Facility Agreement have the same meaning in this Offer Certificate Request unless given a different meaning in this Offer Certificate Request.

3.	We hereby request an Offer Certificate in an amount of [•] to be issued on [•] (or if not a Business Day, the next Business Day).

4.	This Offer Certificate Request is irrevocable.
Yours faithfully

………………………………….

authorised signatory for
[the Borrower]

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SIGNATURES

Borrower
BINAN INVESTMENTS B.V.	Authorized Signatory
By:	Authorized Signatory
Address:	Boeing Avenue 53, 1119PE Schiphol- Rijk The Netherlands
Fax:	+31 20 798 8419
Attention:

(Signature Page to the Facility Agreement)
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The Facility Agent
BNP PARIBAS	Authorized Signatory
By:	Authorized Signatory
Address:	21, place du Marché Saint Honoré 75001 Paris
Fax:	+33(0)1 42 98 43 17
Attention:

(Signature Page to the Facility Agreement)
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The Security Agent
BNP PARIBAS	Authorized Signatory
By:	Authorized Signatory
Address:	21, place du Marché Saint Honoré 75001 Paris
Fax:	+33(0)1 42 98 43 17
Attention:

(Signature Page to the Facility Agreement)
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The Original Lenders
FORTIS BANK SA/NV	Authorized Signatory
By:	Authorized Signatory
Address:	Montagne du Parc 3, B-1000 Brussels, Belgium.
Fax:
Attention:

(Signature Page to the Facility Agreement)
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THE ROYAL BANK OF SCOTLAND PLC, BELGIUM BRANCH	Authorized Signatory
By:	Authorized Signatory
Address:	17A Rue de la Chancellerie, Kanselarijstraat, 1000 Brussels Belgium
Fax:	+32 (0)2 546 04 23
Attention:

(Signature Page to the Facility Agreement)
32152732_12

ING BELGIUM NV/SA	Authorized Signatory
By:	Authorized Signatory
Address:	Avenue Marnix 24, 1000 Brussels, Belgium
Fax:	+32 2 547 31 91
Attention:

(Signature Page to the Facility Agreement)
32152732_12

J.P. MORGAN SECURITIES PLC	Authorized Signatory
By:	Authorized Signatory
Address:
Fax:
Attention:

(Signature Page to the Facility Agreement)
32152732_12

The Mandated Lead Arrangers
FORTIS BANK SA/NV	Authorized Signatory
By:	Authorized Signatory
Address:	Montagne du Parc 3, B-1000 Brussels, Belgium.
Fax:
Attention:

(Signature Page to the Facility Agreement)
32152732_12

BNP PARIBAS	Authorized Signatory
By:	Authorized Signatory
Address:	37, place du Marché Saint Honoré 75001 Paris
Fax:	+33(0)1 42 98 09 79
Attention:

(Signature Page to the Facility Agreement)
32152732_12

THE ROYAL BANK OF SCOTLAND PLC	Authorized Signatory
By:	Authorized Signatory
Address:	135 Bishopsgate, London EC2M 3UR
Fax:
Attention:

(Signature Page to the Facility Agreement)
32152732_12

ING BELGIUM NV/SA	Authorized Signatory
By:	Authorized Signatory
Address:	Avenue Marnix 24, 1000 Brussels, Belgium
Fax:	+32 2 547 31 91
Attention:

(Signature Page to the Facility Agreement)
32152732_12

J.P. MORGAN SECURITIES PLC	Authorized Signatory
By:	Authorized Signatory
Address:
Fax:
Attention:

(Signature Page to the Facility Agreement)
32152732_12

Issuing Banks THE ROYAL BANK OF SCOTLAND PLC, BELGIUM BRANCH	Authorized Signatory
By:	Authorized Signatory
Address:	17A Rue de la Chancellerie, Kanselarijstraat, 1000 Brussels Belgium
Fax:	+32 (0)2 546 04 23
Attention:

(Signature Page to the Facility Agreement)
32152732_12

ING BELGIUM NV/SA	Authorized Signatory
By:	Authorized Signatory
Address:	Avenue Marnix 24, 1000 Brussels, Belgium
Fax:	+32 2 547 31 91
Attention:

(Signature Page to the Facility Agreement)
32152732_12

J.P. MORGAN CHASE BANK NA, BRUSSELS BRANCH	Authorized Signatory
By:	Authorized Signatory
Address:	1, Boulevard Du Roi Albert II, 1210 Bruxelles
Fax:
Attention:

(Signature Page to the Facility Agreement)
32152732_12

FORTIS BANK SA/NV	Authorized Signatory
By:	Authorized Signatory
Address:	Montagne du Parc 3, B-1000 Brussels, Belgium.
Fax:
Attention:

(Signature Page to the Facility Agreement)
32152732_12